Exhibit 10.2

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
DATED AS OF MARCH 1, 2024
BY AND AMONG
OWENS CORNING RECEIVABLES LLC,
as Seller,
OWENS CORNING SALES, LLC,
as initial Servicer,
THE VARIOUS CONDUIT PURCHASERS, RELATED COMMITTED PURCHASERS, LC BANKS AND PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO,
PNC BANK, NATIONAL ASSOCIATION,
as Administrator,
AND
PNC CAPITAL MARKETS LLC,
as Structuring Agent

TABLE OF CONTENTS

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EXHIBIT I    DEFINITIONS
EXHIBIT II    CONDITIONS OF PURCHASES
EXHIBIT III    REPRESENTATIONS AND WARRANTIES
EXHIBIT IV    COVENANTS
EXHIBIT V    TERMINATION EVENTS
EXHIBIT VI    TRANCHED CAPITAL PURCHASER

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This THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of March 1, 2024, by and among OWENS CORNING RECEIVABLES LLC, a Delaware limited liability company, as seller (the “Seller”), OWENS CORNING SALES, LLC, a Delaware limited liability company (“Owens Corning Sales”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), the various CONDUIT PURCHASERS, RELATED COMMITTED PURCHASERS, LC BANKS and PURCHASER AGENTS from time to time party hereto, PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”), and PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as structuring agent (in such capacity, “Structuring Agent”).
PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the “Agreement” refer to this Agreement, as amended, supplemented or otherwise modified from time to time.
The Seller (i) desires to sell, transfer and assign an undivided percentage interest in a pool of receivables, and the Purchasers desire to acquire such undivided percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers and (ii) may, subject to the terms and conditions hereof, request that an LC Bank issue or cause the issuance of one or more Letters of Credit.
This Agreement amends and restates in its entirety, as of the Restatement Date, the Second Amended and Restated Receivables Purchase Agreement, dated as of May 5, 2017 (as amended, supplemented or otherwise modified prior to the date hereof, the “Prior Agreement”), among the Seller, the Servicer, the various conduit purchasers, related committed purchasers, LC participants and purchaser agents party thereto, and PNC, as the administrator. Notwithstanding the amendment and restatement of the Prior Agreement by this Agreement, (i) the Seller and the Servicer shall continue to be liable to each of the Indemnified Parties and Affected Persons for the fees and expenses payable by the Seller and/or the Servicer, as applicable, which are accrued and unpaid under the Prior Agreement on the date hereof (collectively, the “Prior Agreement Outstanding Amounts”) and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement and (ii) the security interest in favor of the Administrator created under the Prior Agreement shall remain in full force and effect as security for such Prior Agreement Outstanding Amounts until such Prior Agreement Outstanding Amounts shall have been paid in full. Upon the effectiveness of this Agreement, each reference to the Prior Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Prior Agreement.
In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I. AMOUNTS AND TERMS OF THE PURCHASES
Section 1.1    Purchase Facility.
(a)    On the terms and subject to the conditions hereof, the Seller may, from time to time before the Facility Termination Date, subject to Section 1.22 (i) request that (x) the Conduit Purchasers ratably (based on the Ratable Share of their respective Purchaser Groups) make purchases (and deemed purchases) of and reinvestments in, or (y) only if a Conduit Purchaser denies such request or is unable to fund (and provides notice of such denial or inability to the Seller, the Administrator and its Purchaser Agent), the Related Committed Purchasers ratably (based on their respective Commitments) make purchases (and deemed purchases) of and reinvestments in, undivided percentage ownership interests with regard to the Purchased Interest from the Seller and (ii) request that an LC Bank issue or cause the issuance of Letters of Credit, in each case subject to the terms hereof (each such purchase, deemed purchase, reinvestment or issuance is referred to herein as a “Purchase”). Subject to Section 1.4(b) concerning reinvestments, at no time will a Conduit Purchaser have any obligation to make a Purchase. Each Related Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date, based on the applicable Purchaser Group’s Ratable Share of each Purchase requested pursuant to Section 1.2(a) (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group’s Ratable Share of such Purchase) and, on the terms of and subject to the conditions of this Agreement, each LC Bank hereby agrees to issue Letters of Credit in return for undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date. Notwithstanding the requirement set forth in this paragraph (a) or otherwise herein that all Funded Purchases hereunder by Conduit Purchasers and Related Committed Purchasers be made ratably, based on the Ratable Share of their respective Purchaser Groups or based on their respective Commitments, (x) at any time when any Purchaser Group’s Actual Share of the Exposure would be less than its Ratable Share of the Exposure after giving effect to such Funded Purchase, such Funded Purchase (or portion thereof) shall be made on a non ratable basis by the Purchasers in such Purchaser Group with the largest Deficient Share immediately prior to such Funded Purchase in an amount equal to the lesser of (i) the amount by which, after giving effect thereto, such Purchaser Group would no longer have the largest Deficient Share (or, if after giving effect to the entire amount of any requested Funded Purchase by such Purchaser Group, such Purchaser Group would continue to have the largest Deficient Share, the entire amount of such requested Funded Purchase) and (ii) the amount by which, after giving effect thereto, such Purchaser Group’s Actual Share of the Exposure would equal its Ratable Share of the Exposure and (y) at any time after giving effect to the preceding clause (x), each Purchaser Group’s Actual Share of its Exposure equals its Ratable Share of its Exposure, such Funded Purchase (or portion thereof) by (A) the Conduit Purchasers shall be made ratably (based on the Ratable Share of their respective Purchaser Groups) and (B) the Related Committed Purchasers shall be made ratably (based on their respective Commitments); provided, however, that if a Conduit Purchaser Rate Event has occurred and is continuing with respect to a Conduit Purchaser in any Purchaser Group and the Seller shall have elected pursuant to Section 1.22, (i) such Purchaser Group shall be excluded from any requirement to make any Funded Purchase under this Section 1.1(a) and any such Funded Purchase shall be made by Purchasers other than any Purchasers in an Excluded Purchaser Group and (ii) each calculation of “Ratable Share”, “Actual Share”, “Exposure” and “Deficient Share”, solely for purposes of this Section 1.1(a), shall be determined without giving effect to any Excluded Purchaser Group, in each case, for so long as may be designated by the Seller pursuant to Section 1.22. Notwithstanding anything to the contrary set forth in this paragraph (a), under no circumstances shall any Purchaser make any purchase or reinvestment (including, without limitation, any Purchases deemed to have been requested by Seller pursuant to Section 1.1(b)) or issue any Letters of Credit hereunder, as applicable, if, after giving effect to such Purchase, the (i) aggregate outstanding amount of the Capital of such Purchaser, when added to all other Capital of all other Purchasers in such Purchaser’s Purchaser Group would exceed (A) its Purchaser Group’s Group Commitment, minus (B) the LC Participation Amount with respect to the related LC Bank, (ii) Exposure would exceed the Purchase Limit, (iii) Aggregate LC Participation Amount would exceed the lesser of (A) the aggregate of the Commitments of the LC Banks and (B) the LC Sublimit and (iv) LC Participation Amount with respect to any LC Bank would exceed such LC Bank’s Commitment.
The Seller may use the proceeds of any purchase by the Purchasers hereunder to satisfy its Reimbursement Obligation to the LC Banks (ratably, based on the outstanding amounts funded by each LC Bank) pursuant to Section 1.14(b) below.
(b)    In the event the Seller fails to reimburse an LC Bank for the full amount of any drawing under its Letter of Credit on the applicable Drawing Date (out of its own funds available therefor) pursuant to Section 1.14(b), then the Seller shall, automatically (and without the requirement of any further action on the part of any Person hereunder), be deemed to have requested a new purchase from the Conduit Purchasers (and if any Conduit Purchaser is unable or unwilling to fund, the applicable Related Committed Purchaser), on such date, on the terms and subject to the conditions hereof, in an amount equal to the amount of such Reimbursement Obligation at such time. Subject to the limitations on funding set forth in paragraph (a) above (and the other requirements and conditions herein), the Conduit Purchasers or Related Committed Purchasers, as applicable, shall fund such deemed purchase request and deliver the proceeds thereof directly to the Administrator to be immediately distributed (ratably) to such LC Bank in satisfaction of the Seller’s Reimbursement Obligation pursuant to Section 1.14(b), below, to the extent of the amounts permitted to be funded by the Conduit Purchasers or Related Committed Purchasers, as applicable, at such time, hereunder.
(c)    The Seller may, upon at least 15 days’ written notice to the Administrator, terminate the Purchase Facility in whole or, upon at least 15 days’ written notice to the Administrator, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit (but not below the amount that would cause the Aggregate Capital plus the Adjusted LC Participation Amount to exceed the Purchase Limit or would cause the Group Capital of any Purchaser Group to exceed its Group Commitment, in each case after giving effect to such reduction); provided, that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $100,000,000; provided, further, that in connection with any such partial reduction in the Purchase Limit, the LC Sublimit shall be reduced in an amount equal to the product of (i) the amount of such reduction in the Purchase Limit, times (ii) a fraction equal to (a) the LC Sublimit (prior to giving effect to such reduction), divided by (b) the Purchase Limit (prior to giving effect to such reduction). Each reduction in the Commitments hereunder shall be made ratably among the Purchasers (other than Conduit Purchasers) in accordance with their respective Commitment Percentages and their respective Commitments. The Administrator shall promptly advise the Purchaser Agents of any notice received by it pursuant to this Section 1.1(c). In addition to and without limiting any other requirements for termination, prepayment and/or the funding of the LC Collateral Account hereunder, no such termination or reduction shall be effective unless and until (i) in the case of a termination, the amount on deposit in the LC Collateral Account is at least equal to the then outstanding Aggregate LC Participation Amount and (ii) in the case of a partial reduction, the amount on deposit in the LC Collateral Account is at least equal to the positive difference between the then outstanding Aggregate LC Participation Amount and the LC Sublimit as so reduced by such partial reduction. All prepayments pursuant to this section shall be accompanied by any associated indemnity payments due under Section 1.8.
If, on any day prior to the Facility Termination Date:
    (x) there are amounts on deposit in the LC Collateral Account, and
    (y) the sum of (i) the amounts on deposit in the LC Collateral Account and (ii) the Unfunded LC Bank Commitment exceed the Aggregate LC Participation Amount, the Administrator shall, so long as no Termination Event or Unmatured Termination Event has occurred and is continuing, promptly transfer to the Seller from the LC Collateral Account an amount equal to the lesser of (A) such excess and (B) the balance of the amounts on deposit in the LC Collateral Account.
If, on any day on and after the Facility Termination Date:
    (x) there are amounts on deposit in the LC Collateral Account, and
    (y) the amounts on deposit in the LC Collateral Account exceed 105% of the Aggregate LC Participation Amount, the Administrator shall release such excess from the LC Collateral Account and such amounts released shall be deemed to be Collections of Pool Receivables and applied in accordance with the provisions of Section 1.4(d)(ii) of this Agreement.
Section 1.2    Making Purchases.
(a)    Seller may request a purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder to be made in cash on any day upon the Seller’s irrevocable written notice in the form of Annex B (each, a “Purchase Notice”) delivered to the Administrator and each Purchaser Agent in accordance with Section 5.2 (which notice must be received by the Administrator and each Purchaser Agent before noon, New York time) at least one Business Day before the requested Purchase Date, which notice shall specify, (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $2,500,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $250,000 in excess thereof, being the Capital relating to the undivided percentage ownership interest then being purchased with respect to each Purchaser Group), (B) the date of such purchase (which shall be a Business Day), and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Capital resulting from such purchase.
(b)    On the date of each purchase requested by Seller pursuant to Section 1.2(a), each applicable Conduit Purchaser or Related Committed Purchaser, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Exhibit II, make available to the Administrator by wire transfer to the Administration Account, no later than noon (New York time), an amount in immediately available funds equal to the portion of Capital relating to the undivided percentage ownership interest then being purchased by such Purchaser. Upon receipt of such amounts by the Administrator in the Administration Account, the Administrator shall no later than 3:00 p.m. (New York time) make available to the Seller in same day funds on the date of such purchase by deposit to the Purchase Account (or such other account as may be designated in writing by the Seller to the Administrator), such amounts received by the Administrator in the Administration Account.
(c)    Effective on the date of each Purchase pursuant to this Agreement, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, based on the Exposure outstanding at such time for each such Purchaser’s Capital) an undivided percentage ownership interest, subject to the terms hereof (including, without limitation, the settlement provisions of Section 1.4), in: (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.
(d)    To secure all of the Seller’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator (for the benefit of the Purchasers, the Purchaser Agents and their respective assigns) a security interest in all of the Seller’s right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the LC Collateral Account, the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Purchase and Sale Agreement, (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing and (vii) all of its other property (collectively, the “Pool Assets”). The Seller hereby authorizes the Administrator to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement. The Administrator (on behalf of the Purchasers and their assigns) shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC.
(e)    Provided that no Termination Event or Unmatured Termination Event shall have occurred and be continuing, the Seller may request the extension of the Scheduled Commitment Termination Date by providing written notice to the Administrator and each Purchaser Agent; provided such request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Scheduled Commitment Termination Date. In the event that the Purchasers are all agreeable to such extension, the Administrator shall so notify the Seller and the Servicer in writing (it being understood that any Purchaser may accept or decline such a request in its sole and absolute discretion and on such terms as they may elect) not less than 30 days prior to the then current Scheduled Commitment Termination Date, and the Seller, the Servicer, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the Administrator, the Purchaser Agents and the Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchasers, the Purchaser Agents and the Administrator in connection therewith (including reasonable Attorney Costs) shall be paid by the Seller. In the event any Purchaser declines the request for such extension, such Purchaser (or its Purchaser Agent) shall so notify the Administrator and the Administrator shall so notify the Seller of such determination; provided, that the failure of the Administrator to notify the Seller of the determination to decline such extension shall not affect the understanding and agreement that the applicable Purchasers shall be deemed to have refused to grant the requested extension in the event the Administrator fails to affirmatively notify the Seller, in writing, of their agreement to accept the requested extension. If the Facility Termination Date is extended with respect to one or more, but less than all Purchasers, then the Purchase Limit shall be reduced by an amount equal to the Commitment(s) of the Exiting Purchaser(s) and the Commitment Percentages and Commitments shall be appropriately adjusted.
(f)    The Seller may, with the written consent of the Administrator, which consent shall not be unreasonably withheld conditioned or delayed, add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing Related Committed Purchaser or related LC Bank to increase its Commitment in connection with a corresponding increase in the Purchase Limit; provided, that the Commitment of any Related Committed Purchaser or related LC Bank may only be increased with the prior written consent of such Purchaser. Each new Conduit Purchaser or Related Committed Purchaser (or Purchaser Group) shall become a party hereto, by executing and delivering to the Administrator, each Purchaser Agent and the Seller, an Assumption Agreement in the form of Annex F hereto (which Assumption Agreement shall, in the case of any new Conduit Purchaser or Related Committed Purchaser, be executed by each Person in such new Purchaser’s Purchaser Group).
(g)    Each Related Committed Purchaser’s obligations hereunder shall be several, such that the failure of any Related Committed Purchaser to make a payment in connection with any purchase hereunder, shall not relieve any other Related Committed Purchaser of its obligation hereunder to make payment for any Funded Purchase. Further, in the event any Related Committed Purchaser fails to satisfy its obligation to make a purchase as required hereunder, upon receipt of notice of such failure from the Administrator (or any relevant Purchaser Agent), subject to the limitations set forth herein, the non-defaulting Related Committed Purchasers in such defaulting Related Committed Purchaser’s Purchaser Group shall fund the defaulting Related Committed Purchaser’s Commitment Percentage of the related Purchase pro rata in proportion to their relative Commitment Percentages (determined without regard to the Commitment Percentage of the defaulting Related Committed Purchaser; it being understood that a defaulting Related Committed Purchaser’s Commitment Percentage of any Purchase shall be first funded by the Related Committed Purchasers in such defaulting Related Committed Purchaser’s Purchaser Group and thereafter if there are no other Related Committed Purchasers in such Purchaser Group or if such other Related Committed Purchasers are also defaulting Related Committed Purchasers, then such defaulting Related Committed Purchaser’s Commitment Percentage of such Purchase shall be funded by each other Purchaser Group ratably and applied in accordance with this paragraph (g)). Notwithstanding anything in this paragraph (g) to the contrary, no Related Committed Purchaser shall be required to make a Purchase pursuant to this paragraph for an amount which would cause the aggregate Capital of such Related Committed Purchaser (after giving effect to such Purchase) to exceed its Commitment.
Section 1.3    Purchased Interest Computation. The Purchased Interest shall be initially computed on the Original Closing Date. Thereafter, until the Facility Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day (after giving effect to any Purchase, if any, on such Business Day); it being understood that, for purposes of such calculation, the Net Receivables Pool Balance (and all components thereof) shall be determined on each Business Day based on the information set forth in the Information Package most recently delivered (other than after a Termination Event has occurred and is continuing and a notice thereof has been delivered by the Administrator to the Seller and the Servicer to compute such Net Receivables Pool Balance (and all components thereof) on each such Business Day) pursuant to this Agreement and Net Receivables Pool Balance (and the components thereof) shall not be required to be recalculated as of each Business Day; provided, however, that the Net Receivables Pool Balance (and all components thereof) shall be determined on each Business Day that the Seller or the Servicer has actual knowledge that the Net Receivables Pool Balance (or any component thereof) on such Business Day is materially less than the Net Receivables Pool Balance (and all components thereof) set forth in the Information Package most recently delivered pursuant to this Agreement. Subject to the following sentence, from and after the occurrence of any Termination Day, the Purchased Interest shall (until the event(s) giving rise to such Termination Day are satisfied or are waived by the Administrator in accordance with Section 2.2) be deemed to be 100%. The Purchased Interest shall become zero when (a) the Aggregate Capital thereof and Aggregate Discount thereon shall have been paid in full, (b) an amount equal to 100% of the Aggregate LC Participation Amount shall have been deposited in the LC Collateral

Account, or all Letters of Credit shall have expired and (c) all the amounts owed (other than contingent, unasserted indemnification claims) by the Seller and the Servicer hereunder to each Purchaser, the Administrator and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.
Section 1.4    Settlement Procedures.
(a)    The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.
(b)    The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:
(i)    set aside and hold in trust (and shall, at the request of the Administrator, at any time while a Termination Event has occurred and is continuing, segregate in a separate account approved by the Administrator) for the benefit of the Purchasers, out of such Collections, first, an amount equal to the Aggregate Discount accrued through such day for each Portion of Capital and not previously set aside, second, an amount equal to the fees set forth in each Fee Letter accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the aggregate of the Purchasers’ Share of the Servicing Fee accrued through such day and not previously set aside,
(ii)    subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller (or the Originators on behalf of the Seller to satisfy obligations of the Seller under the Purchase and Sale Agreement), ratably, on behalf of the Purchasers, the remainder of such Collections. Such remainder shall, to the extent representing a return on the Aggregate Capital, be automatically reinvested, ratably, according to each Purchaser’s Capital, in Pool Receivables and in the Related Security, Collections and other proceeds with respect thereto; provided, that if, after giving effect to any proposed reinvestment, the Purchased Interest would exceed 100%, then the Servicer shall not remit such remainder to the Seller or reinvest, but shall set aside and hold in trust for the Administrator (for the benefit of the Purchasers) (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100% (determined as if such Collections set aside had been applied to reduce the Aggregate Capital at such time), which amount shall be deposited to the Administration Account (for the benefit of the Purchasers) (to be ratably, according to the aggregate of the Capital of all Purchasers in each Purchaser Group, distributed to each Purchaser Agent (for the benefit of its related Purchasers)) on the next Settlement Date in accordance with Section 1.4(c); provided, further, that in the case of any Purchaser that has provided notice (an “Exiting Notice”, which, for the avoidance of doubt shall not have any effect until the then Scheduled Commitment Termination Date) to its Purchaser Agent and the Administrator of its refusal, following any request by the Seller to extend the then Scheduled Commitment Termination Date, to extend its Commitment hereunder (an “Exiting Purchaser”), then such Purchaser’s ratable share (determined according to outstanding Capital) of Collections shall not be reinvested or remitted to the Seller and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii) below,
(iii)    if such day is a Termination Day (or any day following the provision of an Exiting Notice), set aside, segregate and hold in trust for the benefit of the Purchasers or Exiting Purchasers, as applicable, (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator), the entire remainder of such Collections (or in the case of an Exiting Purchaser, an amount equal to such Purchaser’s ratable share of such Collections based on its Capital; provided, that solely for purposes of determining such Purchaser’s ratable share of such Collections, such Purchaser’s Capital shall be deemed to remain constant from the date of the provision of an Exiting Notice, as the case may be, until the date such Purchaser’s Capital has been paid in full; it being understood that if such day is also a Termination Day, such Exiting Purchaser’s Capital shall be recalculated taking into account amounts received by such Purchasers in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Capital (as recalculated)), and
(iv)    release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of: (w) amounts required to be reinvested in accordance with clause (ii) or the proviso to clause (iii), plus (x) the amounts that are required to be set aside pursuant to clause (i), the provisos to clause (ii) and clause (iii), plus (y) the Seller’s Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables, plus (z) all other amounts then due and payable by the Seller under this Agreement to the Purchasers, the Purchaser Agents, the Administrator, and any other Indemnified Party or Affected Person.
(c)    The Servicer shall, in accordance with the priorities set forth in Section 1.4(d), deposit into the Administration Account, no later than noon (New York time) on each Settlement Date, Collections held for the Purchasers pursuant to clause (b)(i) or (f) plus the amount of Collections then held for the Purchasers pursuant to clauses (b)(ii) and (iii) of Section 1.4; provided, that if Owens Corning Sales or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified Owens Corning Sales (or such Affiliate) that such right is revoked, Owens Corning Sales (or such Affiliate) may retain the portion of the Collections set aside pursuant to clause (b)(i) that represents the Servicing Fee. On or prior to the Business Day immediately preceding each Settlement Date, each Purchaser Agent will notify the Administrator no later than noon (New York time) telephonically, by electronic mail or by facsimile of the amount of Discount accrued with respect to each Portion of Capital during the related Settlement Period or portion thereof and thereafter no later than 5:00 p.m. (New York time) on such day the Administrator will notify the Servicer telephonically, by electronic mail or by facsimile of such amounts.
(d)    The Administrator shall distribute the amounts described in clause (c) above promptly following receipt of such funds deposited into the Administration Account (but no later than 5:00 p.m. (New York time)) as follows:
(i)    if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to each Purchaser Agent ratably according to the Discount and Fees accrued during such Settlement Period (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all such accrued Discount with respect to each Portion of Capital maintained by such Purchasers and all such accrued Fees; it being understood that each Purchaser Agent shall distribute such amounts to the Purchasers within such Purchaser Agent’s Purchaser Group ratably according to Discount and Fees, respectively (or, with respect to any Tranched Capital Purchaser in such Purchaser Agent’s Purchaser Group, in accordance with Exhibit VI), and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c), to the Servicer (payable in arrears on each Settlement Date) in payment in full of the aggregate of the Purchasers’ Share of accrued Servicing Fees so set aside, and
(ii)    if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first, to the Servicer in payment in full of the Purchasers’ Share of all accrued Servicing Fees, second, to each Purchaser Agent ratably (based on the aggregate accrued and unpaid Discount and Fees payable to all Purchasers at such time) (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Capital funded or maintained by the Purchasers within such Purchaser Agent’s Purchaser Group and all accrued Fees, third, to each Purchaser Agent ratably according to the Actual Share of the Exposure of such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group) in an amount, for each Purchaser Group, equal to such Purchaser Group’s Actual Share of the Exposure (or, if such day is not a Termination Day, such Purchaser Group’s Actual Share of the amount necessary to reduce the Purchased Interest to 100%) (determined as if such Collections had been applied to reduce the Aggregate Capital); provided, that each Purchaser Agent shall apply any amount distributed to it pursuant to this third clause in the following order of priority: (x) first, in payment of the aggregate Capital of each Purchaser in such Purchaser Agent’s Purchaser Group and (y) second, to the LC Collateral Account for the benefit of any LC Bank in such Purchaser Agent’s Purchaser

Group, to cash collateralize such LC Bank’s LC Participation Amount until the amount of cash collateral held in such LC Collateral Account equals 100% of the Aggregate LC Participation Amount; it being understood that each Purchaser Agent shall distribute the amounts described in the first, second and third clauses of this Section 1.4(d)(ii) to the Purchasers within such Purchaser Agent’s Purchaser Group ratably according to Discount, Fees and Capital, respectively (or, with respect to any Tranched Capital Purchaser in such Purchaser Agent’s Purchaser Group, in accordance with Exhibit VI), and fourth, if the Aggregate Capital and accrued Aggregate Discount with respect to each Portion of Capital for all Purchaser Groups have been reduced to zero, the amount on deposit in the LC Collateral Account equals 100% of the Aggregate LC Participation Amount and the aggregate of the Purchasers’ Share of all accrued Servicing Fees payable to the Servicer have been paid in full, to each Purchaser Agent ratably, based on the amounts payable to each Purchaser in such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group), the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder.
After the Aggregate Discount, fees payable pursuant to the Fee Letters and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller to each Purchaser Group, the Administrator or any other Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full, and the Exposure has been reduced to zero, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.
(e)    For the purposes of this Section 1.4:
(i)    if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, discount or other adjustment made by the Seller or any Affiliate of the Seller or the Servicer or any Affiliate of the Servicer, or any setoff or dispute between the Seller or any Affiliate of the Seller or the Servicer or any Affiliate of the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and, if such reduction or adjustment (x) causes the Purchased Interest to exceed 100% or (y) occurs after the occurrence of the Facility Termination Date, the Seller shall pay an amount equal to such reduction or adjustment to a Lock-Box Account for the benefit of the Purchasers and their assigns and for application pursuant to Section 1.4 within two (2) Business Days of such reduction or adjustment;
(ii)    if on any day any of the representations or warranties in Sections l(j) or 3(a) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and, if such breach (x) causes the Purchased Interest to exceed 100% (determined on a pro forma basis after giving effect to such breach and subtraction of the Outstanding Balance of such Pool Receivables related to such breach from the Net Receivables Pool Balance) or (y) occurs after the occurrence of the Facility Termination Date, the Seller shall pay any and all such amounts in respect thereof to a Lock-Box Account (or as otherwise directed by the Administrator at such time) for the benefit of the Purchasers and their assigns and for application pursuant to Section 1.4 within two (2) Business Days of knowledge of such breach;
(iii)    except as provided in clause (i) or (ii), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables; and
(iv)    if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

(f)    If at any time the Seller shall wish to cause the reduction of Aggregate Capital (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Capital), the Seller may do so as follows:
(i)    the Seller shall give the Administrator, each Purchaser Agent and the Servicer written notice in substantially the form of Annex C (each, a “Paydown Notice”) no later than noon (New York time) on the Business Day prior to the date of such reduction, such Paydown Notice shall include, among other things, the amount of such proposed reduction and the proposed date on which such reduction will commence;
(ii)    (A) on the proposed date of the commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction or (B) the Seller shall remit to the Administrator in the Administration Account (for the benefit of the Purchasers), no later than noon (New York time), in immediately available funds, an amount equal to the desired amount of such reduction, and thereafter the Administrator shall remit to each Purchaser Agent’s account (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group) such Purchaser Agent’s ratable amount, based on such Purchaser Agent’s Purchasers’ portion of the Aggregate Capital reduced thereby;
(iii)    in the case of clause (ii)(A) above, the Servicer shall hold such Collections in trust for the benefit of the Administrator (for the benefit of each Purchaser based on their respective Portions of Capital funded thereby) for payment to the Administrator (for the benefit of each Purchaser) by deposit in the Administration Account on any Business Day designated by the Servicer in consultation with the Seller upon two Business Days’ notice thereof by the Servicer to the Administrator and each Purchaser Agent, and the Aggregate Capital (together with the Capital of any related Purchaser) shall be deemed reduced in the amount to be paid to the Administrator (on behalf of the Purchasers) only when in fact finally so paid; and
(iv)    any such amounts owing by the Seller pursuant to Section 1.8 related to such reduction shall be deposited into the Administration Account pursuant to Section 1.4(c) on the Settlement Date immediately following the date of such reduction;
provided, that the amount of any such reduction shall be not less than $2,500,000 and shall be an integral multiple of $250,000 in excess thereof. Upon receipt by the Administrator in the Administration Account of any amount paid in reduction of the Aggregate Capital pursuant to clause (iii) above, the Administrator shall cause such funds to be distributed to the Purchaser Agents (for the benefit of the Purchasers in such Purchaser Agent’s Purchaser Groups) ratably based on the respective Portions of Capital funded by the relevant Purchasers in such Purchaser Agents’ Purchaser Group, in payment of such Purchaser’s outstanding Capital.
Section 1.5    Fees.
(a)    The Seller shall pay to the Administrator to the Administration Account (for the benefit of the Purchasers) certain fees in the amounts and on the dates set forth in one or more fee letter agreements, in each case entered into from time to time by and among the Seller, Owens Corning Sales, the applicable Purchaser Agent, Structuring Agent and/or the Administrator and the other parties thereto (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, each, a “Fee Letter”); provided, however, that no “Unused Fee” (as such term is defined in a Fee Letter) shall accrue for the benefit of any Defaulting Purchaser for any day in a Settlement Period on which any Purchaser is a Defaulting Purchaser on such day.
(b)    Highest Lawful Rate. If at any time the designated rate of interest (including the Discount for such purpose) applicable to any Purchaser’s Capital exceeds such Purchaser’s highest lawful rate, the rate of interest (including the Discount for such purpose) on such Purchaser’s Capital shall be limited to such Purchaser’s highest lawful rate.
(c)    Selection of Term SOFR Rate; Rate Quotations.

(i)    So long as no Termination Event has occurred and is continuing, the Seller may, by written notice to the Administrator, elect for all or any portion of the Aggregate Capital to accrue discount or interest by reference to the Term SOFR Rate (rather than Daily 1M SOFR) during any Settlement Period; provided, however, that no such election shall be made for any Settlement Period that does not commence on a Monthly Settlement Date or for less than a full Settlement Period. Any such notice must specify the amount of the Aggregate Capital subject of such election and must be delivered not later than three (3) Business Days prior to the first day of the affected Settlement Period. Any such portion of the Aggregate Capital that is subject to such an election shall be apportioned among the respective Purchasers’ Capital ratably. Notwithstanding the foregoing, (x) the Seller shall not make such an election if, as a result thereof, more than five (5) Capital Tranches would exist and (y) each Capital Tranche accruing discount by reference to the Term SOFR Rate shall not be less than $1,000,000 and shall be an integral multiple of $100,000. For the avoidance of doubt, in the event of any conflict between the Seller’s election pursuant to this clause (i) and rate of interest applied pursuant to the definition of “Alternate Rate,” the definition of “Alternate Rate” shall control.
(ii)    The Seller may call the Administrator on or before the date on which a Purchase Notice is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrator or the Purchasers nor affect the rate of interest which thereafter is actually in effect when the election is made.
(d)    Conforming Changes Relating to the Term SOFR Rate. With respect to Daily 1M SOFR and the Term SOFR Rate, the Administrator will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, the Administrator shall provide notice to the Seller and the Purchaser Agents each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.
(e)    Yield and Interest After Default. To the extent permitted by Applicable Law, upon the occurrence and during the continuance of a Termination Event, at the discretion of the Administrator or upon written demand by the Majority Purchaser Agents to the Administrator:
(i)    Discount. The Discount applicable to any Capital shall be increased by 2.00% per annum;
(ii)    Other Obligations. Each other obligation (other than payments in respect of the Intercompany Loans) of the Seller hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the Base Rate plus an additional 2.00% per annum from the time such obligation becomes due and payable until the time such obligation is paid in full; and
(iii)    Acknowledgment. The Seller acknowledges that the increase in rates referred to in this Section 1.5(e) reflects, among other things, the fact that such Capital or other amounts have become a substantially greater risk given their default status and that the Purchasers are entitled to additional compensation for such risk; and all such interest or yield shall be payable upon demand by Administrator or (if earlier) on the first Settlement Date occurring after such interest or yield accrues.
Section 1.6    Payments and Computations, Etc.
(a)    All amounts to be paid or deposited by the Seller or the Servicer hereunder or under any other Transaction Document shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than noon (New York time) on the day when due in immediately available funds to the Administration Account. Upon receipt by the Administrator in the Administration Account of such amounts, the Administrator shall cause such funds to be distributed to the account designated by each applicable Purchaser Agent (for the benefit of the Purchasers in such Purchaser Agent’s Purchaser Group). All amounts received after noon (New York time) will be deemed to have been received on the next Business Day. Amounts payable hereunder to or for the benefit of the Administrator, the Purchasers or the Purchaser Agents (or their related Affected Persons or Indemnified Parties) shall be distributed as follows:
(i)    Any amounts to be distributed by or on behalf of the Administrator hereunder to any Purchaser Agent, Purchaser or Purchaser Group shall be distributed to the account specified in writing from time to time by the applicable Purchaser Agent to the Administrator, and the Administrator shall have no obligation to distribute any such amounts unless and until it actually receives payment of such amounts by the Seller or the Servicer, as applicable, in the Administration Account. Except as expressly set forth herein (including, without limitation, as set forth in Sections 1.4(b)(ii) or (iii) with respect to Collections held in trust for Exiting Purchasers), the Administrator shall distribute (or cause to be distributed) such amounts to the Purchaser Agents for the Purchasers within their respective Purchaser Groups ratably (x) in the case of such amounts paid in respect of Discount and Fees, according to the Discount and Fees payable to the Purchasers and (y) in the case of such amounts paid in respect of Capital (or in respect of any other obligations other than Discount and Fees), according to the outstanding Capital funded by the Purchasers.
(ii)    Except as expressly set forth herein (including, without limitation, as set forth in Sections 1.4(b)(ii) or (iii) with respect to Collections held in trust for Exiting Purchasers), each Purchaser Agent shall distribute the amounts paid to it hereunder for the benefit of the Purchasers in its Purchaser Group to the Purchasers within its Purchaser Group ratably (x) in the case of such amounts paid in respect of Discount and Fees, according to the Discount and Fees payable to such Purchasers and (y) in the case of such amounts paid in respect of Capital (or in respect of any other obligations other than Discount and Fees), according to the outstanding Capital funded by such Purchasers.
(b)    [Reserved].
(c)    All computations of interest and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.
Section 1.7    Increased Costs.
(a)    If, after the Restatement Date, the Administrator, any Purchaser Agent, any Purchaser, any Liquidity Provider or any other Program Support Provider or any of their respective Affiliates (each an “Affected Person”) reasonably determines that the adoption, amendment, change in interpretation or application of any of the following (each, a “Regulatory Change”) or in the case of (x) a Regulatory Change described in clause (iii) below (subject to the following clause (y)), the existence of or (y) a Regulatory Change described in clause (iii)(C) below solely with respect to the second accord adopted by the BASEL Committee on Banking Supervision or FAS 166/167 Capital Guidelines, the amendment, change in interpretation or application of:
    (i)    any law, rule, regulation or generally accepted accounting principle (including any applicable law, rule or regulation regarding capital adequacy) or any change therein or in the interpretation or application thereof;
    (ii)    any request, guideline or directive from Financial Accounting Standards Board (“FASB”), or any central bank or other Governmental Authority (whether or not having the force of law); or
    (iii)    without limiting the generality of the foregoing, (A) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on

December 15, 2009 (the “FAS 166/167 Capital Guidelines”), (B) the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”), (C) the BASEL Accord, or (D) any existing or future rules, regulations, guidance, interpretations or directives from any Governmental Authority relating to the FAS 166/167 Capital Guidelines, the Dodd-Frank Act or the BASEL Accord (whether or not having the force of law);
affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables or issue any Letter of Credit related to this Agreement or any related liquidity facility, credit enhancement facility and other commitments of the same type, then, within 10 Business Days following demand by such Affected Person (with a copy to the Administrator), the Seller shall promptly pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. For the avoidance of doubt, if the issuance or adoption of FAS 166/167 Capital Guidelines, the Dodd Frank Act, the BASEL Accord, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of any Conduit Purchaser or the Seller with the assets and liabilities of such Affected Person, such event shall constitute a circumstance on which such Person may base a claim for reimbursement under this Section 1.7. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person and showing in reasonable detail the basis of computation thereof shall be conclusive and binding for all purposes, absent manifest error; provided, that the Seller shall not be required to compensate an Affected Person pursuant to this Section 1.7(a) for any increased costs incurred more than 180 days prior to the date that such Affected Person notifies the Seller of the Regulatory Change giving rise to such increased costs and of such Affected Persons intention to claim compensation therefor; provided further that, if the Regulatory Change giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 1.8    Requirements of Law; Funding Losses.
In addition to the compensation or payments required by Section 1.7 or Section 1.10, the Seller shall indemnify each Purchaser against all liabilities, losses or expenses (including, without limitation, any foreign exchange costs but, excluding any loss of anticipated profit) which such Purchaser sustains or incurs, or which may arise or be attributable to each Purchaser’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Purchase as a consequence of any:
(a)    payment, prepayment, conversion or renewal of any Capital to which the Term SOFR Rate applies on a day other than a Monthly Settlement Date (whether or not any such payment or prepayment is mandatory, voluntary, or automatic and whether or not any such payment or prepayment is then due);
(b)    attempt by the Seller to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Purchase Notice or notice relating to prepayments under Section 1.1(c) or failure by the Seller (for a reason other than the failure of such Purchaser to fund a Purchase) to prepay, borrow, continue or convert any Capital on the date or in the amount notified by the Seller; or
(c)    any assignment of Capital then accruing Discount based on the Term SOFR Rate on a day other than the last day of the Settlement Period therefor as a result of a request by the Seller pursuant to Section 5.18.
If any Purchaser sustains or incurs any such loss or expense, it shall from time to time notify the Seller of the amount determined in good faith by such Purchaser (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Purchaser shall deem reasonable) to be necessary to indemnify such Purchaser for such loss or expense. Such notice shall specify in reasonable detail the basis for such determination. Such amount shall be due and payable by the Seller to such Purchaser on the first Settlement Date occurring after such notice is given or, if such amount is payable due to clause (a) or (c) above, then on the date of such payment, prepayment, conversion, renewal or assignment so long as such notice has been given on or prior to such date.
Section 1.9    [Reserved].
Section 1.10    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Seller hereunder shall be made free and clear of and without reduction or withholding for any Taxes except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the Seller) requires the deduction or withholding of any Tax from any such payment by Seller, then (i) the sum payable by the Seller shall be increased as necessary so that after making all required deductions for Indemnified Taxes (including any Other Taxes) (including deductions applicable to additional sums payable under this Section) each of the Administrator, the Purchasers, or Purchaser Agent, as the case may be, receives an amount equal to the sum it would have received had no such Indemnified Taxes been withheld, (ii) the Seller or the Administrator, as the case may be, shall make all required deductions or withholdings and (iii) the Seller or the Administrator, as the case may be, shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law.
(b)    Payment of Other Taxes by the Seller. Without limiting the provisions of paragraph (a) above, the Seller shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.
(c)    Indemnification by the Seller. The Seller shall indemnify the Administrator, any Purchaser, and any Purchaser Agent within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) described in this Section 1.10 that are paid by the Administrator, such Purchaser, or such Purchaser Agent, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however that the Seller shall not be liable under this Section 1.10(c) for any penalties, interest or expenses arising more than thirty (30) days after the Administrator, such Purchaser, or such Purchaser Agent, as the case may be, had actual knowledge of the Indemnified Taxes or Other Taxes. A certificate as to the amount of such payment or liability delivered to the Seller by the Administrator, such Purchaser, or such Purchaser Agent (with a copy to the Administrator), shall be conclusive absent manifest error.
(d)    Evidence of Payments. As soon as practicable after any payment of any Taxes by the Seller to a Governmental Authority pursuant to this Section, the Seller shall deliver to the Administrator the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrator, and the Administrator shall forward such receipt to the relevant Purchaser or Purchaser Agent, if and as appropriate.
(e)    Status of Recipients.
(i)     Any Administrator, a Purchaser, or a Purchaser Agent that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement shall deliver to the Seller and the Administrator, at the time or times reasonably requested by the Seller or the Administrator, such properly completed and executed documentation reasonably requested by the Seller or the Administrator as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Administrator, a Purchaser, or a Purchaser Agent, if reasonably requested by the Seller or the Administrator, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Seller or the Administrator as will enable the Seller or the Administrator to determine whether or not the Administrator, such Purchaser, or such Purchaser Agent is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (e)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Administrator’s, such Purchaser’s, or such Purchaser Agent’s reasonable judgment such completion, execution or submission would subject the Administrator, such Purchaser, or such Purchaser Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Administrator, such Purchaser, or such Purchaser Agent.
(ii)    Without limiting the generality of the foregoing, in the event that the Seller is a U.S. Seller,
(A)    any Administrator, Purchaser or Purchaser Agent that is a U.S. Person shall deliver to the Seller and the Administrator on or before the date on which the Administrator, such Purchaser, or such Purchaser Agent becomes the Administrator, a Purchaser, or a Purchaser Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Seller or the Administrator), executed copies of Internal Revenue Service Form W-9 certifying that the Administrator, such Purchaser, or such Purchaser Agent is exempt from U.S. federal backup withholding Tax;
(B)    any non-U.S. Person that is an Administrator, a Purchaser, or a Purchaser Agent (a “Foreign Recipient”) shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrator (in such number of copies as shall be requested by the Seller or the Administrator) on or before the date on which such Foreign Recipient becomes the Administrator, a Purchaser, or a Purchaser Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Seller or the Administrator), whichever of the following is applicable:
(1)    in the case of a Foreign Recipient claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to any payments under this Agreement which are treated as interest for applicable tax purposes, executed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, Internal Revenue Service Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of Internal Revenue Service Form W-8ECI;
(3)    in the case of a Foreign Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate in a form satisfactory to the Seller and Administrator to the effect that such Foreign Recipient is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10-percent shareholder” of the Seller within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to the Seller as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E; or
(4)    to the extent a Foreign Recipient is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Recipient is a partnership and one or more direct or indirect partners of such Foreign Recipient are claiming the portfolio interest exemption, such Foreign Recipient must provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)    any Foreign Recipient shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrator (in such number of copies as shall be requested by the recipient) on or before the date on which such Foreign Recipient becomes the Administrator, a Purchaser, or a Purchaser Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Seller or the Administrator), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Seller or the Administrator to determine the withholding or deduction required to be made; and
(D)    if a payment made to the Administrator, a Purchaser, or a Purchaser Agent under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if the Administrator, such Purchaser, or such Purchaser Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), the Administrator, such Purchaser, or such Purchaser Agent shall deliver to the Seller and the Administrator at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Seller or the Administrator such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Seller or the Administrator as may be necessary for the Seller and the Administrator to comply with their obligations under FATCA and to determine that the Administrator, such Purchaser, or such Purchaser Agent has complied with the Administrator’s, such Purchaser’s, or such Purchaser Agent’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
The Administrator and each Purchaser and Purchaser Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller and the Administrator in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. If the Administrator, a Purchaser, or a Purchaser Agent determines, in its good faith discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Seller or with respect to which the Seller has paid additional amounts pursuant to this Section, it shall pay to the Seller an amount equal to such refund within thirty (30) days of such determination (but only to the extent of indemnity payments made, or additional amounts paid, by the Seller under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrator, such Purchaser, or such Purchaser Agent, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). This paragraph shall not be construed to require the Administrator, such Purchaser, or such Purchaser Agent to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Seller or any other Person.
(g)    Designation of a Different Lending Office. If any Purchaser requests compensation under Sections 1.07 or 1.08, or requires the Seller to pay any Indemnified Taxes or additional amounts to any Purchaser or any Governmental Authority for the account of any Purchaser pursuant to this Section 1.10, then such Purchaser shall (at the request of the Seller) use reasonable efforts to, as applicable, designate a different lending or issuing office for funding or booking its Capital or Commitment hereunder or assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Purchaser, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 1.07, 1.08, or 1.10, as the case may be, in the future, and (ii) would not subject such Purchaser to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Purchaser. The Seller hereby agrees to pay all reasonable costs and expenses incurred by any Purchaser in connection with any such designation or assignment.
(h)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrator or any assignment of rights by, or the replacement of, a Purchaser, the termination of the Commitments, the expiration or cancellation of all Letters of Credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 1.11    Letters of Credit.
Subject to the terms and conditions hereof, each LC Bank shall issue or cause the issuance of Letters of Credit (“Letters of Credit”) on behalf of Seller (and, if applicable, on behalf of, or for the account of, an

Originator or any of its Subsidiaries in favor of such beneficiaries as such Originator may elect); provided, however, that no LC Bank will be required to issue or cause to be issued any Letters of Credit to the extent that after giving effect thereto the issuance of such Letters of Credit would then cause (a) the Exposure to exceed the Purchase Limit, (b) the LC Participation Amount with respect to such LC Bank to exceed its Commitment or (c) the Aggregate LC Participation Amount to exceed the LC Sublimit. Notwithstanding anything herein to the contrary, the LC Bank shall have no obligation hereunder to issue any Letters of Credit the proceeds of which would be made available to any Person to fund any activity or business of or with any Sanctioned Person or in any country or territory that, at the time of such funding, is the subject of any Sanctions in any manner that would result in a violation of any Sanctions by any party to this Agreement. All amounts drawn upon Letters of Credit shall accrue Discount for each day such drawn amounts shall have not been reimbursed.
Section 1.12    Issuance of Letters of Credit.
(a)    The Seller may request that any LC Bank, upon one Business Day’s prior written notice submitted on or before noon, New York time, to issue a Letter of Credit by delivering to the Administrator and such LC Bank a form of letter of credit application for such LC Bank substantially in the form of Annex E attached hereto (each, a “Letter of Credit Application”) and a Purchase Notice substantially in the form of Annex B hereto, in each case completed to the satisfaction of the Administrator and the applicable LC Bank; and, such other certificates, documents and other papers and information as the Administrator or such LC Bank may reasonably request. The Seller also has the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the Administrator upon any amendment, extension or renewal of any Letter of Credit.
(b)    Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance, extension or renewal, as the case may be, and in no event later than twelve (12) months after the Facility Termination Date. For the avoidance of doubt, no Letter of Credit may be extended or renewed to a date that is later than twelve (12) months after the Facility Termination Date. Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the applicable LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by such LC Bank, as determined by such LC Bank.
(c)    The Administrator shall promptly notify the applicable LC Bank, at such Person’s address for notices hereunder, of the request by the Seller for a Letter of Credit hereunder, and shall provide such LC Bank with the Letter of Credit Application and Purchase Notice delivered to the Administrator by the Seller pursuant to paragraph (a), above, by the close of business on the day received or if received on a day that is not a Business Day or on any Business Day after noon, New York time, on such day, on the next Business Day.
Section 1.13    Requirements For Issuance of Letters of Credit.
The Seller shall authorize and direct an LC Bank to name the Seller or any Originator or any Originator’s subsidiary as the “Applicant” or “Account Party” of each Letter of Credit.
Section 1.14    Disbursements, Reimbursement.
(a)    [Reserved].
(b)    In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable LC Bank will promptly notify the Administrator and the Seller of such request. Provided that it shall have received such notice, the Seller shall reimburse (such obligation to reimburse the applicable LC Bank shall sometimes be referred to as a “Reimbursement Obligation”) the applicable LC Bank prior to noon, New York time, on each date that an amount is paid by such LC Bank under any Letter of Credit (each such date, a “Drawing

Date”) in an amount equal to the amount so paid by such LC Bank. In the event the Seller fails to reimburse the applicable LC Bank for the full amount of any drawing under any Letter of Credit by noon, New York time, on the Drawing Date (including because the conditions precedent to a Funded Purchase deemed to have been requested by Seller pursuant to Section 1.1(b) to reimburse such LC Bank shall not have been satisfied), such LC Bank will promptly notify the Administrator and each Purchaser Agent thereof. Any notice given by any LC Bank pursuant to this Section may be oral if immediately confirmed in writing; provided that the lack of such an immediate written confirmation shall not affect the conclusiveness or binding effect of such oral notice.
Section 1.15    [Reserved].
Section 1.16    Documentation.
The Seller agrees to be bound by the terms of the Letter of Credit Application and by the applicable LC Bank’s interpretations of any Letter of Credit issued for the Seller and by such LC Bank’s written regulations and customary practices relating to letters of credit, though such LC Bank’s interpretation of such regulations and practices may be different from the Seller’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct by an LC Bank, such LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Seller’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
Section 1.17    Determination to Honor Drawing Request.
In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the applicable LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.
Section 1.18    Nature of Reimbursement Obligations.
The obligations of the Seller to reimburse the applicable LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article I under all circumstances, including the following circumstances:
(i)    any set-off, counterclaim, recoupment, defense or other right which the Seller may have against such LC Bank, the Administrator, the Purchaser Agents, the Purchasers or any other Person for any reason whatsoever;
(ii)    the failure of the Seller or any other Person to comply with the conditions set forth in this Agreement for the making of a purchase, reinvestments, requests for Letters of Credit or otherwise;
(iii)    any lack of validity or enforceability of any Letter of Credit or any set-off, counterclaim, recoupment, defense or other right which Seller or an Originator on behalf of which a Letter of Credit has been issued may have against such LC Bank, the Administrator, any Purchaser, any Purchaser Agent or any other Person for any reason whatsoever;
(iv)    any claim of breach of warranty that might be made by the Seller or such LC Bank against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which the Seller or such LC Bank may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), such LC Bank, the Administrator, any Purchaser or any Purchaser Agent or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Seller or any Subsidiaries of the Seller or any Affiliates of the Seller and the beneficiary for which any Letter of Credit was procured);
(v)    the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Administrator or such LC Bank has been notified thereof;
(vi)    payment by such LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of such LC Bank;
(vii)    the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(viii)    any failure by such LC Bank or any of such LC Bank’s Affiliates to issue any Letter of Credit in the form requested by the Seller, unless such LC Bank has received written notice from the Seller of such failure within three Business Days after such LC Bank shall have furnished the Seller a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
(ix)    any Material Adverse Effect on the Seller, any Originator or any Affiliates thereof;
(x)    any breach of this Agreement or any Transaction Document by any party thereto;
(xi)    the occurrence or continuance of an Insolvency Proceeding with respect to the Seller, any Originator or any Affiliate thereof;
(xii)    the fact that a Termination Event or an Unmatured Termination Event shall have occurred and be continuing;
(xiii)    the fact that this Agreement or the obligations of Seller or Servicer hereunder shall have been terminated; and
(xiv)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
Section 1.19    Indemnity.
In addition to other amounts payable hereunder, the Seller hereby agrees to protect, indemnify, pay and save harmless the Administrator, each LC Bank and any of LC Banks’ Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, penalties, interest, judgments, losses, costs, charges and expenses (including Attorney Costs) which the Administrator, any LC Bank or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, except to the extent resulting from (a) the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by any LC Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”).

Section 1.20    Liability for Acts and Omissions.
As between the Seller, on the one hand, and the Administrator, the LC Banks, the Purchaser Agents and the Purchasers, on the other, the Seller assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the respective beneficiaries of such Letter of Credit. In furtherance and not in limitation of the respective foregoing, none of the Administrator, the LC Banks, the Purchaser Agents or the Purchasers shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the applicable LC Bank shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Seller against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Seller and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, electronic mail, cable, telegraph, telex, facsimile or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrator, the LC Banks, the Purchaser Agents and the Purchasers, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Banks’ rights or powers hereunder. Nothing in the preceding sentence shall relieve any of the LC Banks from liability for their respective gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Administrator, the LC Banks, the Purchaser Agents or the Purchasers or their respective Affiliates, be liable to the Seller or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
Without limiting the generality of the foregoing, the Administrator, the LC Banks, the Purchaser Agents and the Purchasers and each of its Affiliates (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the applicable LC Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrator, the LC Banks, the Purchaser Agents or the Purchasers or their respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and may honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the applicable LC Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put such LC Bank under any resulting liability to the Seller or any other Person.
Section 1.21    Intended Tax Treatment.
Unless otherwise required by Applicable Law, all parties to this Agreement covenant and agree to treat any Purchase and any drawing on a Letter of Credit under this Agreement as debt for all federal income tax purposes (the “Intended Tax Treatment”). All parties to this Agreement agree not to take any position on any tax return inconsistent with the Intended Tax Treatment unless required by a final determination within the meaning of Section 1313 of the Code (or similar or analogous state, local or foreign Tax law). Each assignee and each participant acquiring an interest in this Agreement, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.
Section 1.22    Conduit Purchaser Rate Event.
Notwithstanding anything to the contrary set forth in Section 1.1(a), if at any time a Conduit Purchaser Rate Event shall have occurred and be continuing with respect to a Conduit Purchaser in any Purchaser Group (any such Purchaser Group, an “Excluded Purchaser Group”), if requested by the Seller in its sole discretion (i) any Funded Purchase that occurs during the continuance of any Conduit Purchaser Rate Event shall be made by Purchasers other than any Purchaser in an Excluded Purchaser Group and (ii) any Excluded Purchaser Group shall be excluded for purposes of calculating the “Ratable Share”, “Actual Share”, “Exposure” and “Deficient Share” solely for purposes of Section 1.1(a), for so long as the Seller may designate. Any such request by the Seller shall be set forth in a Purchase Notice delivered to the Administrator and each Purchaser Agent (including the Purchaser Agent for such Excluded Purchaser Group) in accordance with Section 1.2(a). Notwithstanding the foregoing, the Seller may request that a Funded Purchase that occurs during the continuance of a Conduit Purchaser Rate Event be made by the Purchasers in an Excluded Purchaser Group on a pro rata basis with the Purchasers in the non-Excluded Purchaser Groups, or on a non-pro rata basis in accordance with Section 1.1(a).
Section 1.23    Rate Unascertainable; Illegality; Benchmark Replacement Setting.
(a)    Unascertainable; Increased Costs. If, at any time:
(i)    the Administrator shall have determined (which determination shall be conclusive and binding absent manifest error) that the Term SOFR Rate or Daily 1M SOFR, as applicable, cannot be determined pursuant to the definition thereof; or
(ii)    any Purchaser Agent determines that for any reason the Term SOFR Rate or Daily 1M SOFR does not adequately and fairly reflect the cost to the Purchasers in such Purchaser Agent’s Purchaser Group of funding, establishing or maintaining such Purchaser’s Capital during the applicable Settlement Period or does not adequately and fairly reflect the cost to such Purchaser in such Purchaser Agent’s Purchaser Group of funding, establishing or maintaining such Purchaser’s Capital, and such Purchaser Agent has provided notice of such determination to the Administrator;
then the Administrator shall have the rights specified in Section 1.23(c).
(b)    Illegality. If at any time any Purchaser Agent shall have determined or any Governmental Authority shall have asserted that the making, maintenance or funding of any Purchase accruing discount by reference to Daily 1M SOFR or the Term SOFR Rate or the determination or charging of yield or interest by reference to Daily 1M SOFR or the Term SOFR Rate has been made impracticable or unlawful, by compliance by such Purchaser Agent in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of law), then the Administrator shall have the rights specified in Section 1.23(c).

(c)    Administrator’s and Purchaser Agent’s Rights. In the case of any event specified in Section 1.23(a), the Administrator shall promptly so notify the Purchaser Agents and the Seller thereof, and in the case of an event specified in Section 1.23(b), such Purchaser Agent shall promptly so notify the Administrator and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrator shall promptly send copies of such notice and certificate to the other Purchaser Agents and the Seller.
Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Purchaser Agents, in the case of such notice given by the Administrator, or (ii) such Purchaser Agent, in the case of such notice given by such Purchaser Agent, to allow the Seller to select, convert to, renew or continue any Purchase accruing discount by reference to Daily 1M SOFR or the Term SOFR Rate, as applicable, shall be suspended (to the extent of the affected Settlement Period) until the Administrator shall have later notified the Seller or such Purchaser shall have later notified the Administrator, of the Administrator’s or such Purchaser Agent’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.
Upon a determination by the Administrator under Section 1.23(a), (A) if the Seller has previously delivered a Purchase Notice for an affected Purchase that has not yet been made, such Purchase Notice shall be deemed to request a Purchase accruing Discount by reference to the Base Rate and (B) any outstanding affected Purchases accruing discount by reference to Daily 1M SOFR or the Term SOFR Rate, as applicable, shall be deemed to have been converted into Base Rate Capital at the end of the applicable Settlement Period.
If any Purchaser (or the Purchaser Agent on its behalf) notifies the Administrator of a determination under Section 1.23(b) above, the Seller shall, subject to the Seller’s indemnification obligations under Section 3.1, as to any Purchase of the Purchaser to which Daily 1M SOFR or the Term SOFR Rate applies, on the date specified in such notice either convert such Purchase to a Base Rate Capital or prepay such Purchase. Absent due notice from the Seller of conversion or prepayment, such Purchase shall automatically be converted to a Base Rate Capital upon such specified date.
(d)    Benchmark Replacement Setting.
(i)    Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchaser Agents without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrator has not received, by such time, written notice of objection to such Benchmark Replacement from the Purchaser Agents comprising the Majority Purchasers.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrator will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(iii)    Notices; Standards for Decisions and Determinations. The Administrator will promptly notify the Seller and the Purchaser Agents of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Administrator will notify the Seller of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrator or, if applicable, any Purchaser Agent (or group of Purchaser Agents) pursuant to this Section 1.23(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section 1.23(d).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate or based on a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrator in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrator may modify the definition of “Settlement Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrator may modify the definition of “Settlement Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect of Daily 1M SOFR or the Term SOFR Rate, the Seller may revoke any pending request for a Purchase accruing Discount based on such rate or conversion to or continuation of Capital accruing Discount based on such rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request into a request for Base Rate Capital of or conversion to Base Rate Capital. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(vi)    Certain Defined Terms. As used in this Section 1.23(d):
“Available Tenor” as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark (a) is Daily 1M SOFR, one month, and (b) is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the Term SOFR Rate applicable to any Capital or the length of a yield or interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Settlement Period” pursuant to paragraph (iv) of this Section 1.23(d).
“Benchmark” means, initially, SOFR, Daily 1M SOFR and the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrator for the applicable Benchmark Replacement Date:

(1)    the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment;
(2)    the sum of: (A) the alternate benchmark rate that has been selected by the Administrator and the Seller, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrator in its sole discretion.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrator and the Seller, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Administrator, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof), or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrator, which date shall promptly follow the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if such Benchmark is a term rate or a rate based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by any Governmental Authority having jurisdiction over the Administrator, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrator announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate or based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1.23(d) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1.23(d).
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Daily 1M SOFR or the Term SOFR Rate, as applicable, or, if no floor is specified, zero.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

ARTICLE II. REPRESENTATIONS AND WARRANTIES; COVENANTS;
TERMINATION EVENTS

Section 2.1    Representations and Warranties; Covenants.
Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it as set forth in Exhibits III and IV, respectively.
Section 2.2    Termination Events.
If any of the Termination Events set forth in Exhibit V shall occur and be continuing, the Administrator may (with the consent of the Majority Purchaser Agents) and shall (at the direction of the Majority Purchaser Agents), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (e) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Purchasers, the Purchaser Agents and the Administrator shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative. For the avoidance of doubt, while the occurrence of a Termination Event shall result in the termination of Purchases under this Agreement, in no event will the occurrence of a Termination Event be deemed to permit the Administrator or the Purchaser Agents to demand prepayment, repurchase, defeasance or redemption of the outstanding Capital; provided, however, that this sentence shall not be construed to derogate from the Purchasers’, the Purchaser Agents’ or the Administrator’s rights or remedies provided for in this Section or any of their rights to distributions of Collections in accordance with the terms of this Agreement (including distributions in payment or repayment of Capital).
ARTICLE III. INDEMNIFICATION
Section 3.1    Indemnities by the Seller.
Without limiting any other rights that the Administrator, the Purchasers, the Purchaser Agents, the Liquidity Providers, any Program Support Provider or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or permitted assigns (each, an “Indemnified Party”) may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses, liabilities and penalties (including Attorney Costs) (all of the foregoing being collectively referred to as “Indemnified Amounts”) at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby or the acquisition of any portion of the Purchased Interest, or any action taken or omitted by any of the Indemnified Parties (including any action taken by the Administrator as attorney-in-fact for the Seller or any Originator hereunder or under any other Transaction Document) whether arising by reason of the acts to be performed by the Seller hereunder or otherwise, excluding only Indemnified Amounts to the extent: (a) a final non-appealable judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification or (b) due to the credit risk of the Obligor; provided, however, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of any Indemnified Party to the Seller or the Servicer for any amounts otherwise specifically provided to be paid by the Seller or the Servicer hereunder. Without limiting the foregoing indemnification, and subject to the exclusions in the preceding sentence, the Seller shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from any of the following:
(i)    the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable as of the date of such calculation, the failure of any information contained in any Information Package to be true and correct on the date thereof (or, if such information is stated therein to be as of a different date, on such different date), or the failure of any other information provided to any Purchaser or the Administrator with respect to the Receivables or this Agreement to be true and correct on the date thereof (or, if such information is stated therein to be as of a different date, on such different date);

(ii)    the failure of any representation, warranty or statement made or deemed made by the Seller (or any employee, officer or agent of the Seller) under or in connection with this Agreement, any other Transaction Document, any Information Package or any other information or report delivered by or on behalf of the Seller pursuant hereto to have been true and correct as of the date made or deemed made when made;
(iii)    the failure by the Seller to comply with any applicable law, rule or regulation related to any Receivable or the related Contract or the non-conformity of any Receivable or the related Contract with any such applicable law, rule or regulation;
(iv)    the failure of the Seller to vest and maintain vested in the Administrator (on behalf of the Purchasers) a first priority perfected ownership interest or security interest in the Purchased Interest and the property conveyed hereunder, free and clear of any Adverse Claim;
(v)    any commingling of funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled hereunder with any other funds;
(vi)    the failure to have filed, in accordance with the requirements of this Agreement or any other Transaction Document, financing statements or other similar instruments or documents under the UCC of each applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any Purchase or at any subsequent time;
(vii)    any failure of a Lock-Box Bank to comply with the terms of the applicable Lock-Box Agreement;
(viii)    any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including without limitation a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
(ix)    any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;
(x)    any action taken by the Administrator as attorney-in-fact for the Seller or any Originator pursuant to this Agreement or any other Transaction Document;
(xi)    any environmental liability claim or products liability claim or other claim, investigation, litigation or proceeding, arising out of or in connection with merchandise, insurance or services that are the subject of any Contract;
(xii)    the use of proceeds of purchases or reinvestments or the issuance of any Letter of Credit; or
(xiii)    any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.
Section 3.2    Indemnities by the Servicer.
Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in an Information Package to be true and correct on the date thereof (or, if such information is stated therein to be as of a different date, on such different date), or the failure of any other information provided to any such Indemnified Party by, or on behalf of, the Servicer to be true and correct on the date thereof (or, if such information is stated therein to be as of a different date, on such different date), (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made when made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor (other than as a result of discharge in bankruptcy with respect to such Obligor) to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable, or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party, excluding only Indemnified Amounts to the extent: (a) a final non-appealable judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification or (b) due to the credit risk of the Obligor.
ARTICLE IV. ADMINISTRATION AND COLLECTIONS
Section 4.1    Appointment of the Servicer.
(a)    The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until the Administrator gives notice to Owens Corning Sales of the designation of a new Servicer during the continuation of a Servicer Default, Owens Corning Sales is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. During the continuation of a Servicer Default, the Administrator may (with the consent of the Majority Purchaser Agents) and shall (at the direction of the Majority Purchaser Agents) designate as Servicer any Person (including itself) to succeed Owens Corning Sales or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.
(b)    Upon the designation of a successor Servicer as set forth in clause (a), Owens Corning Sales agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and Owens Corning Sales shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records (including all Contracts) and use by the new Servicer of all licenses, hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.
(c)    Owens Corning Sales acknowledges that, in making its decision to execute and deliver this Agreement, the Administrator, the Purchaser Agents and the Purchasers have relied on Owens Corning Sales’ agreement to act as Servicer hereunder. Accordingly, Owens Corning Sales agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrator and the Majority Purchaser Agents.
(d)    The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) each such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator, the Purchaser Agents and the Purchasers shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than an Originator or an Affiliate thereof, the Administrator and the Majority Purchaser Agents shall have consented in writing in advance to such delegation, except that no consent shall be required with respect to the delegation of any duties to outside collection agencies with respect to Defaulted Receivables.

Section 4.2    Duties of the Servicer.
(a)    The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer shall set aside, for the accounts of the Seller and the Purchasers, the amount of the Collections to which each is entitled in accordance with Article I. The Servicer may, in accordance with the applicable Credit and Collection Policy, take such action, including modifications, waivers or restructurings of Pool Receivables and the related Contracts as the Servicer may determine to be appropriate to maximize Collections thereof or reflect adjustments permitted under the Credit and Collection Policy or required under applicable laws, rules or regulations or the applicable Contract; provided, however, that for the purposes of this Agreement (i) such action shall not change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable under this Agreement or limit the rights of any of the Purchasers, Purchaser Agents or the Administrator under this Agreement or any other Transaction Document and (iii) if a Servicer Default has occurred and is continuing and Owens Corning Sales or an Affiliate thereof is serving as the Servicer, Owens Corning Sales or such Affiliate shall not without the Administrator’s prior written consent take any such action with respect to any Pool Receivable, the Obligor of which is among the ten largest Obligors at such time computed based upon the Outstanding Balance of Pool Receivables at such time if such action is not permitted under the Credit and Collection Policy in effect immediately prior to such Servicer Default. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of the Purchasers), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if a Termination Event has occurred and is continuing, the Administrator may direct the Servicer (whether the Servicer is Owens Corning Sales or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess, if applicable, any Related Security with respect to any such Defaulted Receivable.
(b)    [reserved].
(c)    The Servicer’s obligations hereunder shall terminate on the latest of: (i) the Facility Termination Date, (ii) the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, (iii) the date on which 100% of the Aggregate LC Participation Amount is on deposit in the LC Collateral Account and (iv) the date on which all amounts (other than contingent, unasserted indemnification claims) required to be paid to the Purchasers, the Purchaser Agents, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full. After such termination, if Owens Corning Sales or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.
Section 4.3    Account Arrangements.
Prior to the Original Closing Date, the Seller shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and in each case delivered original counterparts thereof to the Administrator. During the continuation of a Termination Event, the Administrator may (and shall, at the direction of the Majority Purchaser Agents) at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive control of the Lock-Box Accounts (and any funds therein) transferred to the Administrator (for the benefit of the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrator’s instructions rather than deposited in the applicable Lock-Box Account, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control (for the benefit of the Purchasers) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the

Administrator may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Purchaser Agents, the Purchasers, any Indemnified Party, any Affected Person or any other Person hereunder or under any other Transaction Document, and the Administrator shall distribute or cause to be distributed such funds in accordance with Article I (as if such funds were held by the Servicer thereunder).
Section 4.4    Enforcement Rights.
(a)    At any time following the occurrence and during the continuation of a Servicer Default:
(i)    the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,
(ii)    the Administrator may instruct the Seller or the Servicer to give notice of the Purchasers’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of the Purchasers), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller’s or the Servicer’s, as the case may be, expense) may so notify the Obligors, and
(iii)    the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or reasonably desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.
(b)    The Seller hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or reasonably desirable, in the determination of the Administrator, following the occurrence and during the continuation of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
Section 4.5    Responsibilities of the Seller.
(a)    Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, any Purchaser Agent or any Purchaser of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any Taxes, including any sales Taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Administrator, the Purchaser Agents and the Purchasers shall have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller or any Originator thereunder.

(b)    Owens Corning Sales hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Owens Corning Sales shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Owens Corning Sales conducted such data-processing functions while it acted as the Servicer.
Section 4.6    Servicing Fee.
(a)    Subject to clause (b), the Servicer shall be paid a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the aggregate Outstanding Balance of the Pool Receivables as of the last day of each month. The Purchasers’ Share of such fee shall be paid through the distributions contemplated by Section 1.4(d), and the Seller’s Share of such fee shall be paid by the Seller on each Settlement Date.
(b)    If the Servicer ceases to be Owens Corning Sales or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.
Section 4.7    Authorization and Action of the Administrator and Purchaser Agents.
(a)    Each Purchaser and Purchaser Agent hereby accepts the appointment of and irrevocably authorizes the Administrator to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provisions of this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Administrator hereunder shall terminate on the latest of (i) the Facility Termination Date, (ii) the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, (iii) the date on which 100% of the Aggregate LC Participation Amount is on deposit in the LC Collateral Account and (iv) the date on which all amounts required to be paid by the Seller under this Agreement to any Purchaser, the Administrator and any other Indemnified Party or Affected Person shall have been paid in full.
(b)    Each Purchaser hereby accepts the appointment of the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on Schedule IV hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and irrevocably authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against any Purchaser Agent.
(c)    Except as otherwise specifically provided in this Agreement, the provisions of this Section 4.7 are solely for the benefit of the Administrator, the Purchaser Agents and the Purchasers, and none of the Seller or the Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Section 4.7, except that this Section 4.7 shall not affect any obligations which the Administrator, any Purchaser Agent or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no

Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent that is not the Purchaser Agent for such Purchaser.
(d)    In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any Purchaser not in such Purchaser Agent’s Purchaser Group, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.
Section 4.8    Nature of Administrator’s Duties; Delegation of Administrator’s Duties; Exculpatory Duties.
(a)    The Administrator shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Transaction Documents. The duties of the Administrator shall be mechanical and administrative in nature. At no time shall the Administrator have any duty or responsibility to any Person to investigate or confirm the correctness or accuracy of any information or documents delivered to it in its role as Administrator hereunder or any obligation in respect of the failure of any Person (other than the Administrator) to perform any obligation hereunder or under any other Transaction Document. The Administrator shall not have, by reason of this Agreement, a fiduciary relationship in respect of any Purchaser. Nothing in this Agreement or any of the Transaction Documents, express or implied, is intended to or shall be construed to impose upon the Administrator any obligations in respect of this Agreement or any of the Transaction Documents except as expressly set forth herein or therein. The Administrator shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Purchaser or Purchaser Agent with any credit or other information with respect to the Seller, any Originator, Owens Corning, any Sub-Servicer or the Servicer, whether coming into its possession before the date hereof or at any time or times thereafter. If the Administrator seeks the consent or approval of the Purchasers or the Purchaser Agents to the taking or refraining from taking any action hereunder, the Administrator shall send notice thereof to each Purchaser (or such Purchaser’s Purchaser Agent, on its behalf) or each Purchaser Agent, as applicable. The Administrator shall promptly notify each Purchaser Agent any time that the Purchasers and/or Purchaser Agents, as the case may be, have instructed the Administrator to act or refrain from acting pursuant hereto.
(b)    The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
(c)    None of the Administrator and the Purchaser Agent, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchaser Agents (or, in the case of any Purchaser Agent, the Purchasers within such Purchaser Agent’s Purchaser Group that have a majority of the aggregate Commitments of such Purchaser Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct. The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, any Sub-Servicer, the Servicer, Owens Corning, any Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, any Sub-Servicer, the Servicer, Owens Corning, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in Exhibit II. The Administrator shall not have any obligation to any Purchaser Agent or Purchaser to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, the Servicer, any Originator or any of their respective Affiliates.
Section 4.9    UCC Filings.

Each of the Seller and the Purchasers expressly recognizes and agrees that the Administrator may be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the transfer of the Purchased Interest from the Seller to the Purchasers, that such listing shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Purchasers and that such listing will not affect in any way the status of the Purchasers as the beneficial owners of the Purchased Interest. In addition, such listing shall impose no duties on the Administrator other than those expressly and specifically undertaken in accordance with this Section 4.9.
Section 4.10    Agent’s Reliance, Etc.
None of the Administrator and the Purchaser Agents, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it as Administrator or as Purchaser Agent, as the case may be, under or in connection with this Agreement except for such Person’s own gross negligence or willful misconduct. Each of the Administrator and each Purchaser Agent: (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by the Administrator and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Purchaser or Purchaser Agent and shall not be responsible to any Purchaser or Purchaser Agent for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller, the Servicer, any Sub-Servicer, Owens Corning or any Originator or to inspect the property (including the books and records) of the Seller, the Servicer, any Sub-Servicer, Owens Corning or any Originator; (iv) shall not be responsible to any Purchaser or Purchaser Agent for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. The Administrator may at any time request instructions from the Purchasers and/or Purchaser Agents, and the Purchaser Agents may at any time request instructions from the Purchasers in their Purchaser Groups, with respect to any actions or approvals which by the terms of this Agreement or of any of the other Transaction Documents the Administrator or such Purchaser Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Administrator and/or such Purchaser Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Transaction Documents until it shall have received such instructions from the Majority Purchaser Agents, in the case of the Administrator or Purchasers holding the majority of the aggregate of the Commitments in such Purchaser Agent’s Purchaser Group, in the case of any Purchaser Agent (or, in either case, where expressly required hereunder, from all of the LC Banks and/or all of the Purchasers). Without limiting the foregoing, (x) none of the Purchasers and the Purchaser Agents shall have any right of action whatsoever against the Administrator as a result of the Administrator acting or refraining from acting under this Agreement or any of the other Transaction Documents in accordance with the instructions of the Majority Purchaser Agent and (y) none of the Purchasers in a Purchaser Agent’s Purchaser Group shall have any right of action whatsoever against such Purchaser Agent as a result of such Purchaser Agent acting or refraining from acting under this Agreement or any of the other Transaction Documents in accordance with the instructions of the Purchasers within such Purchaser Agent’s Purchaser Group with a majority of the Commitments of such Purchaser Group. The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the required Purchasers or required Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, all Purchaser Agents and the Administrator. Each Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Purchasers in such Purchaser Agent’s Purchaser Group with a majority of the Commitments of such Purchaser Group, and any such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers in such Purchaser Agent’s Purchaser Group and such Purchaser Agent.

Section 4.11    Administrator and Affiliates.
The Administrator and its Affiliates may generally engage in any kind of business with the Seller, any Originator, Owens Corning, any Sub-Servicer or the Servicer, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, any Originator, Owens Corning, any Sub-Servicer or the Servicer or any of their respective Affiliates, all as if it were not the Administrator hereunder and without any duty to account therefor to any Purchaser Agent or Purchaser.
Section 4.12    Notice of Termination Events.
Neither the Administrator nor any Purchaser Agent shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless it has received notice from, in the case of the Administrator, any Purchaser Agent, any Purchaser, the Servicer or the Seller and, in the case of any Purchaser Agent, the Administrator, any other Purchaser Agent, any Purchaser, the Servicer or the Seller, in each case stating that a Termination Event or an Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent. In the event that a Purchaser Agent receives such a notice, it shall promptly give notice thereof to the Administrator (unless such Purchaser Agent first received notice of such Termination Event or Unmatured Termination Event from the Administrator) and to each of its related Purchasers. The Administrator shall take such action concerning a Termination Event or an Unmatured Termination Event as may be directed by the Majority Purchaser Agents (unless such action otherwise requires the consent of the required Purchasers, all Purchaser Agents or all LC Banks), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and Purchaser Agents.
Section 4.13    Non-Reliance on Administrator, Purchaser Agents and other Purchasers; Administrators and Affiliates.
(a)    Each Purchaser and Purchaser Agent expressly acknowledges that none of the Administrator and the Purchaser Agents, in the case of such Purchaser, and none of the Administrator or any other Purchaser Agent, in the case of such Purchaser Agent, nor in either case any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, Owens Corning, the Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent. Each Purchaser and Purchaser Agent represents and warrants to the Administrator and such Purchaser’s Purchaser Agent, in the case of such Purchaser, and Administrator, in the case of such Purchaser Agent, that it has, independently and without reliance upon the Administrator, any LC Bank, any Purchaser Agent or any Purchaser and based on such documents and information as it has deemed appropriate, made and will continue to make its own appraisal of any investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Owens Corning, the Servicer or the Originators, and made its own evaluation and decision to enter into this Agreement. Except for terms specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser or Purchaser Agent, and no Purchaser Agent have any duty or responsibility to provide any Purchaser, with any information concerning the Seller, Owens Corning, the Servicer or the Originators or any of their Affiliates that comes into the possession of the Administrator or such Purchaser Agent, respectively, or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.
(b)    Each of the Purchasers, the Purchaser Agents and the Administrator and any of their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with the Seller, Owens Corning, the Servicer or any Originator or any of their Affiliates. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include, to the extent applicable, each of the Purchaser Agents and the Administrator in their individual capacities.

Section 4.14    Indemnification.
Each Related Committed Purchaser agrees to indemnify and hold harmless the Administrator and its officers, directors, employees, representatives and agents and each LC Bank (to the extent not reimbursed by the Seller, the Servicer or any Originator and without limiting the obligation of the Seller, the Servicer, or any Originator to do so), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, settlements, costs, expenses and, or disbursements of any kind or nature whatsoever (including, in connection with any investigative or threatened proceeding, whether or not the Administrator, such LC Bank or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by, or asserted against the Administrator, such LC Bank or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith; provided, however, that no Related Committed Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Administrator’s or any LC Bank’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction.
Section 4.15    Successor Administrator.
The Administrator may, upon at least thirty (30) days’ notice to the Seller, the Purchaser Agents and the Servicer, resign as Administrator. Such resignation shall not become effective until a successor Administrator is appointed by the Majority Purchaser Agents and, so long as no Termination Event is continuing, the Seller, and each LC Bank and such successor Administrator has accepted such appointment. Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator’s resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article IV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.
Section 4.16    Structuring Agent.
Each of the parties hereto hereby acknowledges and agrees that Structuring Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, other than Structuring Agent’s right to receive fees pursuant to Section 1.5. Each of the Seller, the Administrator, the Purchasers and the Purchaser Agents acknowledges that it has not relied, and will not rely, on Structuring Agent in deciding to enter into this Agreement and to take, or omit to take, any action under any Transaction Document.
Section 4.17    Benchmark Replacement Notification; Rates.
Section 1.23 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that any Benchmark is no longer available or in certain other circumstances. The Administrator does not warrant or accept any responsibility for and shall not have any liability with respect to, (a) the continuation of, the administration, submission or any other matter related to any Benchmark or any component definition thereof or rates referred to in the definition thereof, or any alternative or successor rate thereto, or replacement rate therefor (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrator and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Seller or any other person or entity. The Administrator may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Seller, any Purchaser, any Purchaser Agent or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 4.18    Erroneous Payment.
(a)    Each Purchaser hereby agrees that (i) if the Administrator notifies such Purchaser that the Administrator has determined in its sole discretion that any funds received by such Purchaser from the Administrator or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Purchaser (whether or not known to such Purchaser (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise); individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Purchaser shall promptly, but in no event later than one Business Day thereafter, return to the Administrator the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Purchaser to the date such amount is repaid to the Administrator in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) such Purchaser shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrator for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrator to any Purchaser under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Purchaser hereby further agrees that if it receives an Erroneous Payment from the Administrator (or any of its Affiliates) (i) that is in an amount different than (other than a de minimis difference), or on a different date from, that specified in a notice of payment sent by the Administrator (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), or (ii) that was not preceded or accompanied by an Erroneous Payment Notice, it shall be on notice that, in each such case, an error has been made with respect to such Erroneous Payment. Each Purchaser further agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Purchaser shall promptly notify the Administrator of such occurrence and, upon demand from the Administrator, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrator the amount of any such Erroneous Payment (or portion thereof) that was received by such Purchaser to the date such amount is repaid to the Administrator in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    In the event an Erroneous Payment (or portion thereof) is not recovered from any Purchaser that has received such Erroneous Payment (or portion thereof) for any reason, the Administrator shall be subrogated to all the rights of such Purchaser with respect to such amount. An Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Seller, any Originator, the Performance Guarantor or the Servicer except in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrator from the Seller, any Originator, the Performance Guarantor or the Servicer for the purpose of making such Erroneous Payment.
(d)    Each party’s obligations under this Section 4.18 shall survive the resignation or replacement of the Administrator or any transfer of rights or obligations by, or the replacement of, a Purchaser, the termination of the Commitments or the repayment, satisfaction or discharge of all Seller’s obligations (or any portion thereof) under any Transaction Document.
ARTICLE V. MISCELLANEOUS
Section 5.1    Amendments, Etc.

Except as otherwise set forth herein, no amendment or waiver of any provision of this Agreement, the Purchase and Sale Agreement or the Performance Guaranty, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing and consented to in writing by the Majority Purchaser Agents and, in the case of an amendment, by the other parties thereto; provided, however, that no such amendment shall, (a) without the consent of each affected Purchaser, (i) extend the date of any payment or deposit of Collections by the Seller or the Servicer or decrease the outstanding amount of or rate of Discount or extend the repayment of or any scheduled payment date for the payment of any Discount in respect of any Portion of Capital or any fees owed to a Purchaser; (ii) reduce any fees payable pursuant to the applicable Fee Letter; (iii) forgive or waive or otherwise excuse any repayment of Capital or change either the amount of Capital of any Purchaser or any Purchaser’s pro rata share of the Purchased Interest; (iv) increase the Commitment of any Purchaser; or (v) amend or modify the provisions of this Section 5.1 or the definition of “Eligible Receivables”, “Majority Purchaser Agents”, “Purchased Interest”, “Scheduled Commitment Termination Date” (other than pursuant to an extension thereof in accordance with Article I hereof), “Termination Day” or “Total Reserves” or (vi) amend or modify any defined term (or any term used directly or indirectly in such defined term) used in clauses (i) through (v) above in a manner that would circumvent the intention of the restrictions set forth in such clauses and (b) without the consent of the Majority Purchaser Agents, amend, waive or modify any provision expressly requiring the consent of such Majority Purchaser Agents; provided, further, that no such amendment, waiver or consent that could adversely affect the rights or obligations of the Administrator or any LC Bank shall be effective without the prior written consent of such Person affected thereby; provided, further, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Purchaser, except with respect to any amendment, waiver or other modification referred to in clauses (i) through (vi) above and then only in the event such Defaulting Purchaser shall be directly affected by such amendment, waiver or other modification . Notwithstanding the foregoing, the Administrator and the Seller shall be permitted to amend any provision of any Transaction Document (and such amendment shall become effective without any further action or consent of any party to any Transaction Document) if the Administrator and Seller shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No failure on the part of any Purchaser Agent, any Purchaser or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
Section 5.2    Notices, Etc.
All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or e-mail communication) and shall be personally delivered or sent by facsimile or e-mail, or by overnight mail, to the intended party at the mailing address, e-mail address or facsimile number of such party set forth under its name on the signature pages hereof (or in any other document or agreement pursuant to which it is or became a party hereto), or at such other address, e-mail address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or e-mail, when sent, receipt confirmed by telephone or electronic means.
Section 5.3    Successors and Assigns; Assignability; Participations.
(a)    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; all covenants, promises and agreements by or on behalf of any parties hereto that are contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided in Section 4.1(d), neither the Seller nor the Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior written consent of the Administrator, each Purchaser Agent and each LC Bank.
(b)    Participations. (i) Except as otherwise specifically provided herein, any Purchaser may sell to one or more Persons other than a Disqualified Institution (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, the Servicer, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment, waiver or modification hereto, except amendments, waivers or modifications that require the consent of all Purchasers. (ii) Notwithstanding anything contained in paragraph (a) or clause (i) of paragraph (b) of this Section 5.3, each of the LC Banks may sell participations in all or any part of any Funded Purchase made by such LC Bank to another bank or other entity so long as (i) no such grant of a participation shall, without the consent of the Seller, require the Seller to file a registration statement with the SEC, (ii) no holder of any such participation shall be entitled to require such LC Bank to take or omit to take any action hereunder except that such LC Bank may agree with such participant that, without such Participant’s consent, such LC Bank will not consent to an amendment, modification or waiver that requires the consent of all LC Banks and (iii) the Seller and the Servicer shall continue to deal solely and directly with such LC Bank in connection with such LC Bank’s rights and obligations hereunder. Any such Participant shall not have any rights hereunder or under the Transaction Documents. Each Purchaser that sells a participation shall, acting solely for this purpose as an agent of the Seller, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Capital or other obligations under this Agreement (the “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Capital, Letters of Credit or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Capital, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrator (in its capacity as Administrator) shall have no responsibility for maintaining a Participant Register.
(c)    Assignments by Related Committed Purchasers. Any Related Committed Purchaser may assign to one or more Persons other than a Disqualified Institution (each a “Purchasing Related Committed Purchaser”), acceptable to each of the Administrator, each LC Bank and the related Purchaser Agent, in each such Person’s sole discretion, its rights and obligations herein (including its Commitment) in whole or in part, pursuant to a supplement hereto, substantially in the form of Annex G with any changes as have been approved by the parties thereto (each, a “Transfer Supplement”), executed by each such Purchasing Related Committed Purchaser, such selling Related Committed Purchaser, such related Purchaser Agent and the Administrator and with the consent of the Seller (provided, that the consent of the Seller shall not be unreasonably withheld, conditioned or delayed and that no such consent shall be required if (i) a Termination Event has occurred and is continuing or (ii) such assignment is made by any Related Committed Purchaser to (A) the Administrator, (B) any other Related Committed Purchaser, (C) any Affiliate of the Administrator or any Related Committed Purchaser, (D) any commercial paper conduit or similar financing vehicle sponsored or administered by such Purchaser and for whom such Purchaser acts as a program support provider or through which (directly or indirectly) such Purchaser does or may fund Purchases hereunder, (E) any Liquidity Provider, (F) any Program Support Provider or (G) any Person that (1) is in the business of issuing commercial paper notes and (2) is associated with or administered by the Administrator or such Related Committed Purchaser or any Affiliate of the Administrator or such Related Committed Purchaser). Upon (i) the execution of the Transfer Supplement by the required parties, (ii) delivery of an executed copy thereof to the Seller, the Servicer, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Related Committed Purchaser to the selling Related Committed Purchaser of the agreed purchase price, if any, such selling Related Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Related Committed Purchaser shall for all purposes be a Related Committed Purchaser party hereto and shall have all the rights and obligations of a Related Committed Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment of the selling Related Committed Purchaser allocable to such Purchasing Related Committed Purchaser shall be equal to the amount of the Commitment of the selling Related Committed Purchaser transferred regardless of the purchase price, if any, paid therefor. The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing

Related Committed Purchaser as a “Related Committed Purchaser” and any resulting adjustment of the selling Related Committed Purchaser’s Commitment.
(d)    Assignments to Liquidity Providers and other Program Support Providers. Any Conduit Purchaser may at any time grant to one or more of its Liquidity Providers or other Program Support Providers participating interests in its portion of the Purchased Interest. In the event of any such grant by such Conduit Purchaser of a participating interest to a Liquidity Provider or other Program Support Provider, such Conduit Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Liquidity Provider and Program Support Provider shall be entitled to the benefits of Sections 1.7 and 1.8.
(e)    Other Assignment by Conduit Purchasers. Each party hereto agrees and consents (i) to any Conduit Purchaser’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any Liquidity Provider or Related Committed Purchaser for such Conduit Purchaser or any other Person; provided, that such Conduit Purchaser may not, without the prior consent of its Related Committed Purchasers and, so long as no Termination Event is continuing, the Seller (such consent not to be unreasonably withhold, delayed or conditioned), make any such assignment of its rights hereunder unless the assignee (x) is a commercial paper conduit that (i) is principally engaged in the purchase of assets similar to the assets being purchased hereunder, (ii) has as its Purchaser Agent the Purchaser Agent of the assigning Conduit Purchaser and (iii) issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser or (y) is a Related Committed Purchaser or Liquidity Provider for such Conduit Purchaser and in each case, is not a Disqualified Institution. Any assigning Conduit Purchaser shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Interest to its assignee. Such Conduit Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Purchased Interest and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder. Upon the assignment of any portion of its interest in the Purchased Interest, the assignee shall have all of the rights hereunder with respect to such interest (except that the Discount therefor shall thereafter accrue at the rate, determined with respect to the assigning Conduit Purchaser unless the Seller, the related Purchaser Agent and the assignee shall have agreed upon a different Discount).
(f)    Certain Pledges. Without limiting the right of any Purchaser to sell or grant interests, security interests or participations to any Person as otherwise described in this Article V, above, any Purchaser may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure its obligations as a Purchaser hereunder, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment  shall release such Purchaser from any of its obligations hereunder or substitute any such pledge or assignee for such Purchaser as a party hereto.
(g)    Assignment by Administrator. This Agreement and the rights and obligations of the Administrator hereunder shall be assignable, in whole or in part, by the Administrator and its successors and assigns; provided, that unless: (i) such assignment is to an Affiliate of PNC, (ii) it becomes unlawful for PNC to serve as the Administrator or (iii) a Termination Event exists, the Seller has consented to such assignment, which consent shall not be unreasonably withheld, conditioned or delayed.
(h)    Agents. Without limiting any other rights that may be available under applicable law, the rights of the Purchasers and each Liquidity Provider may be enforced through it or by its agents.
(i)    Disclosure; Notice. Each assignor may, in connection with an assignment permitted hereunder, disclose to the applicable assignee (that shall have agreed to be bound by Section 5.6) any information relating to the Servicer, the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Servicer, the Seller, any Purchaser, any Purchaser Agent or the Administrator. Such assignor shall give prior written notice to Seller of any assignment of such assignor’s rights and obligations (including ownership of the Purchased Interest) to any Person other than a Program Support Provider.
(j)    Register.    In the event of an assignment under this Section 5.3, the Administrator acting as a nonfiduciary agent of the Seller shall maintain a register for the recordation of the names and addresses of each assignee, and as relevant for U.S. federal income tax purposes, the amounts treated as principal (and stated interest thereon) owing to each assignee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Seller and the Administrator shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by Seller and any Purchaser, at any reasonable time and from time to time upon reasonable prior written notice.
Section 5.4    Costs and Expenses.
    By way of clarification, and not of limitation, of Sections 1.7, 1.19, 3.1 or Section 1(e) of Exhibit IV of this Agreement, the Seller shall pay to the Administrator, any Purchaser Agent and/or any Purchaser within 10 Business Days of any demand therefor all reasonable and documented costs and expenses in connection with (i) the preparation, execution and delivery (including amendments or waivers of any provision) of this Agreement and the other Transaction Documents, including, without limitation, reasonable and documented fees, costs and expenses of legal counsel for the Administrator, the Purchaser Agents and the Purchasers incurred in connection with the preparation, execution and delivery of an intercreditor agreement contemplated by clause (a)(i) or (c) of the definition of Change in Control, (ii) the perfection (and continuation) of the Administrator’s rights (on behalf of the Purchasers) in the Receivables, Collections and other Pool Assets, including, without limitation, reasonable and documented fees, costs and expenses of legal counsel for the Administrator, the Purchaser Agents and the Purchasers, (iii) if a Termination Event or Unmatured Termination Event has occurred and is continuing, the enforcement by the Administrator, the Purchaser Agents or the Purchasers of the obligations of the Seller, the Servicer or the Originators under the Transaction Documents or of any Obligor under a Receivable, including, without limitation, reasonable and documented fees, costs and expenses of legal counsel for the Administrator, the Purchaser Agents and the Purchasers and (iv) if a Termination Event has occurred and is continuing, the maintenance by the Administrator of the Lock-Box Accounts (and any related Lock-Boxes), including, without limitation, (x) reasonable and documented fees, costs and expenses of legal counsel for the Administrator, the Purchaser Agents, the Purchasers, any Liquidity Provider or Program Support Provider relating to any of the foregoing or to advising the Administrator, any Purchaser Agent, any Purchaser, any Liquidity Provider or any other Program Support Provider about its rights and remedies under any Transaction Document, (y) all costs and expenses (including reasonable and documented counsel fees and expenses) of the Administrator, the Purchaser Agents, the Purchasers, any Liquidity Provider or Program Support Provider in connection with the enforcement of the Transaction Documents and (z) any Rating Agency fees incurred in connection with the execution and delivery of the Transaction Documents in an amount, for any Purchaser Group, not to exceed the amount agreed to between Owens Corning Sales and the Purchaser Agent for such Purchaser Group prior to the Restatement Date as well as any renewals, waivers and amendments to any of the Transaction Documents; provided, that unless a Termination Event has occurred and is continuing, the Seller shall be liable only for fees, costs and expenses of legal counsel for the Administrator (which legal counsel may represent any or all of the Administrator, the Purchaser Agents, the Purchasers, any Liquidity Provider and any Program Support Provider).
Section 5.5    No Proceedings; Limitation on Payments.
(a)    Each of the Seller, the Servicer, the Administrator, the LC Banks, the Purchaser Agents and the Purchasers and each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The provisions of this paragraph shall survive any termination of this Agreement.

(b)    Each of the Servicer, the Administrator, the LC Banks, the Purchaser Agents and the Purchasers and each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after all indebtedness and other obligations of the Seller hereunder and under each other Transaction Document shall have been paid in full; provided, that the Administrator may take any such action with the prior written consent of the Majority Purchaser Agents and each LC Bank. The provisions of this paragraph shall survive any termination of this Agreement.
(c)    Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall, or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay such Conduit Purchaser’s Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all of its outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all such Conduit Purchaser’s Notes are paid in full. Any amount which a Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. The provisions of this paragraph shall survive any termination of this Agreement.
Section 5.6    Confidentiality.
Unless otherwise required by applicable law, each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed: (a) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, (b) to the Seller’s and the Servicer’s officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, if they agree to hold it confidential, subject to applicable law, (c) in connection with any legal proceeding arising out of or in connection with this Agreement or any other Transaction Document or the preservation or maintenance of that party’s rights hereunder or thereunder, (d) if required to do so by a court of competent jurisdiction or any regulatory proceeding whether in pursuance of any procedure for discovering documents or otherwise, (e) pursuant to any law in accordance with which that party is required or accustomed to act (including applicable SEC requirements), (f) to any Governmental Authority, (g) to any Person in connection with any credit agreement or other financing transaction and (h) to the extent such information was available to the Seller or the Servicer on a nonconfidential basis prior to disclosure by the Administrator, any Purchaser or any Purchaser Agent, as applicable. The restrictions in the preceding sentence shall not apply to disclosures to any party to this Agreement by any other party hereto, information already known to a recipient otherwise than in breach of this Section, information also received from another source on terms not requiring it to be kept confidential, or information that is or becomes publicly available otherwise than in breach of this Section.
Each of the Administrator, the Purchasers and the Purchaser Agents agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with (but only to the extent determined by the applicable party to be necessary or desirable to permit or facilitate) the exercise of any remedies under this Agreement or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder,

(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, participant or proposed participant, (g) with the consent of the Seller or the Servicer, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrator, any Purchaser or any Purchaser Agent on a nonconfidential basis from a source other than the Performance Guarantor, the Seller, the Servicer or any Originator, (i) to governmental regulatory authorities in connection with any regulatory examination of the Administrator, any Purchaser or any Purchaser Agent or in accordance with the Administrator’s, any Purchaser’s or any Purchaser Agent’s regulatory compliance policy if such Person deems necessary for the mitigation of claims by those authorities against such Person or any of its subsidiaries or affiliates, (j) to any Rating Agency or any nationally recognized statistical rating organization, (k) to any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), and (l) to any placement agency placing the Notes. For purposes of this Section, “Information” means all information received from or on behalf of the Performance Guarantor, the Seller, the Servicer or any Originator relating to any such Person or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrator, any Purchaser or any Purchaser Agent on a nonconfidential basis prior to disclosure by the Performance Guarantor, the Seller, the Servicer or any Originator; provided that, in the case of information received from the Performance Guarantor, the Seller, the Servicer or any Originator or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, each of the parties hereto acknowledges and agrees that the Administrator and each Purchaser Agent may post to an internet website maintained by the Administrator, any Purchaser Agent or any Purchaser and required by any Rating Agency in connection with 17 CFR § 240.17g-5, the following information: (a)(i) to the extent disclosed to any Rating Agency, any confidential proprietary information with respect to the Seller, the Originator, the Servicer and their Affiliates and each of their respective businesses obtained by any Purchaser, any Program Support Provider, any Purchaser Agent or the Administrator in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents and (ii) any other nonpublic information with respect to the Seller or the Servicer received by any Purchaser, any Program Support Provider, any Purchaser Agent or the Administrator, in each case to the extent such information was provided to such Rating Agency, (b) the Transaction Documents and (c) any other Transaction Information.
Section 5.7    GOVERNING LAW AND JURISDICTION.
(a)    THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY

SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.
Section 5.8    Execution in Counterparts.
This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.
Section 5.9    Survival of Termination.
The provisions of Sections 1.7, 1.8, 1.10, 1.18, 1.19, 1.20, 3.1, 3.2, 4.14, 5.4, 5.5, 5.6, 5.7, 5.10 and 5.14 shall survive any termination of this Agreement.
Section 5.10    WAIVER OF JURY TRIAL.
EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
Section 5.11    Entire Agreement.
This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.
Section 5.12    Headings.
The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.
Section 5.13    Right of Setoff.
Each Purchaser is hereby authorized, at any time that a Termination Event has occurred and is continuing (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured); provided that such Purchaser shall notify Seller concurrently with such setoff.
Section 5.14    Purchaser Groups’ Liabilities.
The obligations of each party to each Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon any Transaction

Document against any member, employee, officer, director or incorporator of any such Person; provided, however, that this Section shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.
Section 5.15    Sharing of Recoveries.
Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Capital or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 5.16    USA Patriot Act.
Each of the Administrator and each of the Purchasers hereby notifies the Seller and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrator and the Purchasers may be required to obtain, verify and record information that identifies the Seller, the Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Seller, the Servicer and the Performance Guarantor that will allow the Administrator and the Purchasers to identify the Seller, the Servicer and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller and the Servicer agrees to provide the Administrator and the Purchasers, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.
Section 5.17    Release of Liens/UCC-3 Financing Statements.
The parties agree that this Agreement shall terminate on the date following the Administrator’s delivery of a notice, executed by each of the parties hereto, to the Seller that the Facility Termination Date has occurred, no Letter of Credit issued hereunder remains outstanding and uncancelled (other than Letters of Credit cash collateralized in accordance with the terms hereof) and all Aggregate Capital and all other amounts then owed, by the Seller, the Servicer and the Performance Guarantor under this Agreement and all other Transaction Documents, to any Purchaser Agent, any Purchaser, the Administrator and any other Indemnified Party or Affected Person have been paid in full. Upon the termination of this Agreement, (i) all ownership interests or Adverse Claims of any Purchaser Agent, any Purchaser, the Administrator and any other Indemnified Party or Affected Person in the Pool Assets shall be automatically, and without the need for any further action, terminated and released and (ii) the Administrator, the Purchaser Agents and the Purchasers shall, at the Seller’s sole cost and expense, deliver and, where applicable, execute and endorse such agreements, documents and instruments evidencing or effecting the release of the security interests, liens and other Adverse Claims in Pool Assets as may be reasonably requested and prepared from time to time by the Seller.
Section 5.18    Replacement of Purchasers, Affected Entities and Agents.
If (i) any Affected Person requests compensation under Sections 1.7, 1.8 or 1.10, (ii) any Purchaser is a Defaulting Purchaser or (iii) any Purchaser fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Transaction Document that requires the approval of such Purchaser in accordance with the terms of Section 5.1, but the consent of the Majority Purchaser Agents have been obtained with respect to such amendment, modification, termination, waiver or consent; the Seller may arrange, at its sole expense, for an assignment of, and such Purchaser or Affected Person, as applicable, hereby agrees to fully cooperate with the Seller in effectuating any such assignment, to one or more financial institutions acceptable to the Seller, the Administrator and each LC Bank, all the rights and obligations hereunder of each such Purchaser or Affected Person, as applicable, in accordance with Section 5.3 and in exchange for receipt by such Person of an amount, in immediately available funds, equal to all amounts owed such Person hereunder or under any other Transaction Document at such time.
Section 5.19    [Reserved].
Section 5.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-down and Conversion Powers of any Resolution Authority.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective signatories thereunto duly authorized, as of the date first above written.

OWENS CORNING RECEIVABLES LLC,
as Seller

By: /s/ Matthew Fortunak
Name: Matthew Fortunak
Title: Treasurer

Address:     Owens Corning Receivables LLC
     One Owens Corning Parkway
     Toledo, Ohio 43659
Attention:    Legal Department
Telephone:    (419) 248-5384

Facsimile:      (419) 325-0378
E-mail:     matthew.franklin@owenscorning.com

OWENS CORNING SALES, LLC,
as initial Servicer

By: /s/ Todd Fister
Name: Todd Fister
Title: Chief Financial Officer

Address:    Owens Corning Sales, LLC
    One Owens Corning Parkway
     Toledo, Ohio 43659
Attention:    Chief Financial Officer
Telephone:    (419) 248-7217
Facsimile:     N/A
E-mail:     Todd.Fister@owenscorning.com

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By: /s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

Address:    PNC Bank, National Association
    The Tower at PNC Plaza
    300 Fifth Avenue, 11th Floor
    Pittsburgh, PA 15222

Attention:    Brian Stanley
Telephone:    (412) 768-2001
Facsimile:    (412) 803-7142
E-mail:     Brian.Stanley@pnc.com

PNC CAPITAL MARKETS LLC,
as Structuring Agent

By: /s/ Christopher Blaney
Name: Christopher Blaney
Title: Managing Director

Address:    PNC Capital Markets LLC
    The Tower at PNC Plaza
    300 Fifth Avenue, 11th Floor
    Pittsburgh, PA 15222

Attention:    Brian Stanley
Telephone:    (412) 768-2001
Facsimile:    (412) 803-7142
E-mail:     Brian.Stanley@pnc.com

LIBERTY STREET FUNDING LLC,
as a Conduit Purchaser

By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

Address:    Liberty Street Funding LLC
    c/o Global Securitization
    Services, LLC
    68 South Service Road, Suite 120
    Melville, New York 11747

Attention:    Jill A. Russo, Vice President
Telephone:    (212) 295-2742
Facsimile:     (212) 302-8767
Email:     jrusso@gssnyc.com
With a copy to:

Address:    The Bank of Nova Scotia
    250 Vesey Street, 24th Floor
    New York, NY 10281

Attention:    Darren Ward
Telephone:    (212) 225-5264
Facsimile:    (212)-225-5274
Email:    Darren.ward@scotiabank.com

THE BANK OF NOVA SCOTIA,
as a Related Committed Purchaser

By: /s/ Doug Noe
Name: Doug Noe
Title: Managing Director

Address:    The Bank of Nova Scotia
    40 Temperance Street, 4th Floor
    Toronto, Ontario, Canada M5H 0B4
Attention:    Doug Noe
Telephone:     416-945-4060
Email:    Doug.noe@scotiabank.com

With a copy to:

Address:    The Bank of Nova Scotia
    250 Vesey Street, 24th Floor
    New York, NY 10281

Attention:    Darren Ward
Telephone:    (212) 225-5264
Email:    Darren.ward@scotiabank.com

THE BANK OF NOVA SCOTIA,
as an LC Bank

By: /s/ Doug Noe
Name: Doug Noe
Title: Managing Director

Address:    The Bank of Nova Scotia
    40 Temperance Street, 4th Floor
    Toronto, Ontario, Canada M5H 0B4
Attention:     Doug Noe
Telephone:     416-945-4060
Email:    Doug.noe@scotiabank.com

With a copy to:

Address:    The Bank of Nova Scotia
    250 Vesey Street, 24th Floor
    New York, NY 10281

Attention:    Darren Ward
Telephone:    (212) 225-5264
Email:    Darren.ward@scotiabank.com

THE BANK OF NOVA SCOTIA,
as a Purchaser Agent

By: /s/ Doug Noe
Name: Doug Noe
Title: Managing Director

Address:    The Bank of Nova Scotia
    40 Temperance Street, 4th Floor
    Toronto, Ontario, Canada M5H 0B4
Attention:     Doug Noe
Telephone:     416-945-4060
Email:    Doug.noe@scotiabank.com

With a copy to:

Address:    The Bank of Nova Scotia
    250 Vesey Street, 24th Floor
    New York, NY 10281

Attention:    Darren Ward
Telephone:    (212) 225-5264
Email:    Darren.ward@scotiabank.com

PNC BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser

By: /s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

Address:    PNC Bank, National Association
    The Tower at PNC Plaza
    300 Fifth Avenue, 11th Floor
    Pittsburgh, PA 15222

Attention:    Brian Stanley
Telephone:    (412) 768-2001
Facsimile:    (412) 803-7142
E-mail:     Brian.Stanley@pnc.com

With a copy to its Purchaser Agent

PNC BANK, NATIONAL ASSOCIATION,
as an LC Bank

By: /s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

Address:    PNC Bank, National Association
    The Tower at PNC Plaza
    300 Fifth Avenue, 11th Floor
    Pittsburgh, PA 15222

Attention:    Brian Stanley
Telephone:    (412) 768-2001
Facsimile:    (412) 803-7142
E-mail:     Brian.Stanley@pnc.com

With a copy to its Purchaser Agent

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent

By: /s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

Address:    PNC Bank, National Association
    The Tower at PNC Plaza
    300 Fifth Avenue, 11th Floor
    Pittsburgh, PA 15222
Attention:    Brian Stanley
Telephone:    (412) 768-2001
Facsimile:    (412) 803-7142
E-mail:     Brian.Stanley@pnc.com

ATLANTIC ASSET SECURITIZATION LLC,
as a Conduit Purchaser
By: Crédit Agricole Corporate and Investment Bank, as attorney-in-fact

By: /s/ David R Núñez
Name: David R Núñez
Title: Director

By: /s/ Michael Regan
Name: Michael Regan
Title: Managing Director

Address:    Atlantic Asset Securitization LLC
    c/o Credit Agricole Corporate and
    Investment Bank
    1301 Avenue of the Americas
    New York, NY 10019
Attention:     Debt Capital Markets-Securitization
Telephone:     212-261-3807
Facsimile:     917-849-5584
Email:    David.nunez@ca-cib.com;
    transaction.management@ca-cib.com

With a copy to its Purchaser Agent

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Related Committed Purchaser

By: /s/ David R Núñez
Name: David R Núñez
Title: Director

By: /s/ Michael Regan
Name: Michael Regan
Title: Managing Director

Address:    Credit Agricole Corporate and
    Investment Bank
    1301 Avenue of the Americas
    New York, NY 10019
Attention:     Debt Capital Markets-Securitization
Telephone:     212-261-3807
Facsimile:     917-849-5584
Email:    David.nunez@ca-cib.com;
    transaction.management@ca-cib.com

With a copy to its Purchaser Agent

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Purchaser Agent

By: /s/ David R Núñez
Name: David R Núñez
Title: Director

By: /s/ Michael Regan
Name: Michael Regan
Title: Managing Director

Address:    Credit Agricole Corporate and
    Investment Bank New York Branch
    1301 Avenue of the Americas
    New York, NY 10019

Attention:      DCM Securitization
Telephone:      212-261-3807
Facsimile:     917-849-5584
Email:    David.nunez@ca-cib.com;
    transaction.management@ca-cib.com

EXHIBIT I
DEFINITIONS
As used in this Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to this Agreement.
“Accrual Adjusted Net Receivables Pool Balance” means, at any time: (a) the Net Receivables Pool Balance minus (b) the Specifically Reserved Dilution Amount.
“Actual Share” means, for each Purchaser Group, at any time, a percentage equal to (i) the sum of (a) the aggregate outstanding amount of the Capital of each Purchaser in such Purchaser Group, plus (b) the LC Participation Amount with respect to each LC Bank in such Purchaser Group, divided by (ii) the Exposure.
“Adjusted LC Participation Amount” means, at any time, the Aggregate LC Participation Amount less the amount of cash collateral held in the LC Collateral Account at such time.
“Administration Account” means the account bearing the same name set forth on Schedule V of this Agreement, or such other account as may be so designated in writing by the Administrator to the Servicer.
“Administrator” has the meaning set forth in the preamble to this Agreement.
“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of, or assigned to, the Administrator (for the benefit of the Purchasers) shall not constitute an Adverse Claim.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Person” has the meaning set forth in Section 1.7(a) of this Agreement.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
“Aggregate Capital” means at any time the aggregate outstanding Capital of all Purchasers at such time.
“Aggregate Discount” means, at any time, the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser’s Capital at such time.
“Aggregate LC Participation Amount” shall mean, at any time, the then sum of the undrawn amounts of all outstanding Letters of Credit.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Alternate Rate” means subject to Sections 1.5 and 1.23, for any day in any Yield Period for any Capital (or portion thereof):
(a)    if no Termination Event is then continuing and the Administrator has not elected (in its sole discretion) for the Discount for such Capital (or all Capital) to be determined pursuant to clause (b) below, the sum of (i) either (x) if the Seller has elected for such Capital to accrue discount by reference to the Term SOFR Rate during such Settlement Period in accordance with Section 1.5(c)(i), the Term SOFR

Rate for such Settlement Period, or (y) in any other case (including if no such election has been made), Daily 1M SOFR, plus (ii) the SOFR Adjustment; or
(b)    if a Termination Event is then continuing and the Administrator elects (in its sole discretion) for the Discount for such Capital (or all Capital) to be determined pursuant to this clause (b), the greater of (x) the sum of Daily 1M SOFR plus the SOFR Adjustment, and (y) the Base Rate (in either case, plus any additional margin or spread imposed pursuant to Section 1.5(e)).
For the avoidance of doubt, any election by the Administrator pursuant to clause (b) above shall have immediate effect, and if any Capital is converted to, or deemed to be, a Base Rate Capital pursuant to the terms hereof, the Discount for such Capital shall be the Base Rate as in effect from time to time (plus any additional margin or spread imposed pursuant to Section 1.5(e)).
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Owens Corning or any of its Subsidiaries from time to time concerning bribery or corruption, including without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and the UK Bribery Act 2010.
“Anti-Money Laundering Laws” shall mean any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to Owens Corning or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5314, 5316-5332 and 12 U.S.C. §§ 1818(s), 1829(b), 1951-1960).
“Applicable Law” shall mean all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.
“Arkansas Industrial Revenue Bonds” shall mean those certain $240,000,000 City of Fort Smith, Arkansas Taxable Industrial Development Revenue Bonds (Owens Corning Project) Series 2023 dated as of December 1 2023, by and between Owens Corning Composite Materials, LLC, a Delaware limited liability company, the City of Fort Smith, Arkansas, and Regions Bank, as trustee, as amended, restated, amended and restated, supplemented, and/or modified from time to time.
“Assignment and Assumption Agreement” has the meaning set forth in the preliminary statements to this Agreement.
“Assumption Agreement” means an agreement substantially in the form set forth in Annex F to this Agreement.
“Atlantic” means Atlantic Asset Securitization LLC.
“Attorney Costs” means and includes all reasonable and documented fees, costs, expenses and disbursements of any law firm or other external counsel, limited to one legal counsel and, if necessary, one firm of local counsel in each applicable jurisdiction.
“Bail-In Action” means the exercise of any Write-down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.50%, (ii) the Prime Rate, and (iii) Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 1.23(a) or Section 1.23(b), to the extent any such determination affects the calculation of Base Rate, the definition hereof shall be calculated without reference to clause (iii) above until the circumstances giving rise to such event no longer exist.
“Base Rate Capital” means, at any time, any Capital on which Discount accrues by reference to the Base Rate.
“BASEL Accord” means, the second accord adopted by the BASEL Committee on Banking Supervision (as defined below), to the extent and in the manner implemented as an applicable law, guideline or request (or any combination thereof) from any Governmental Authority (whether or not having the force of law), as such accord and any related law, guideline or request may be amended, supplemented, restated or otherwise modified, including, but not limited to, each similar and subsequent accord that may be adopted by the BASEL Committee on Banking Supervision (including, but not limited to, BASEL III) and all related laws, guidelines or requests implementing each such accord as may be adopted and amended or supplemented from time to time. As used herein, “BASEL Committee on Banking Supervision” means, the committee created in 1974 by the central bank governors of the Group of Ten nations. For purposes hereof “Group of Ten” shall mean the eleven countries of Belgium, Canada, France, Germany, Switzerland, the United States, Italy, Japan, the Netherlands, Sweden and the United Kingdom, which are commonly referred to as the “Group of Ten” or “G-10”, and any successor thereto.
“Beneficial Owner” means, for the Seller, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Seller’s capital stock; and (b) a single individual with significant responsibility to control, manage or direct the Seller.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any employee benefit pension plan as defined in Section 3(2) of ERISA in respect of which the Seller, any Originator, Owens Corning or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.
“Blocked Property” means any property: (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Country; or (e) that otherwise would cause any actual violation by any Credit Party of any applicable International Trade Law if the Credit Parties were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.
“BNS” means The Bank of Nova Scotia.
“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania or New York, New York (or, if otherwise, the lending office of the Administrator); provided that, for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to, SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
“Capital” means, with respect to any Purchaser, the aggregate amounts (i) paid to, or on behalf of, the Seller in connection with all Funded Purchases made by such Purchaser pursuant to Sections 1.2(b) and 1.1(b) of this Agreement and (ii) with respect to any Purchaser that is an LC Bank, paid by such LC Bank with respect to all drawings under the Letter of Credit to the extent such drawings have not been reimbursed by the Seller or funded by any Conduit Purchaser or Related Committed Purchaser pursuant to Section 1.1(b), as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of this Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“Capital Tranche” means specified portions of Capital outstanding as follows: (a) all Capital (or portions thereof) for which the applicable Discount is determined by reference to Daily 1M SOFR shall constitute one Capital Tranche, (b) all Capital (or portions thereof) for which the applicable Discount is determined by reference to Base Rate shall constitute one Capital Tranche, and (c) all Capital for which the applicable Discount is determined by reference to the Term SOFR Rate with the same Settlement Period shall constitute one Capital Tranche.
“Certificate of Beneficial Ownership” means, for the Seller, a certificate in form and substance acceptable to the Administrator (as amended or modified by the Administrator from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of the Seller.
“Change in Control” means: (a) Owens Corning ceases to own, directly or indirectly, 100% of (i) the membership interests of the Seller free and clear of all Adverse Claims other than (x) any Permitted Liens or (y) a pledge of the equity interests of the Seller unless the Administrator and such pledgee shall have entered into an intercreditor agreement, in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent or (ii) the issued and outstanding capital stock of each Originator; (b) any Intercompany Loan shall at any time cease to be owned by an Originator, free and clear of all Adverse Claims other than a pledge of such Intercompany Loan unless the Administrator and such pledgee shall have entered into an intercreditor agreement, in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent or alternative arrangements have been made reasonably satisfactory to the Administrator and each Purchaser Agent; or (c) a “Change of Control” as defined in the Owens Corning Credit Agreement.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) any Regulatory Change or the adoption or taking effect of any law, rule, regulation, or treaty, (ii) any Regulatory Change or change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Seller, Owens Corning Sales or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to Section 1.4(e) of this Agreement and (c) all other proceeds of such Pool Receivable.
“Commitment” means, with respect to any Related Committed Purchaser (or LC Bank), as applicable, the maximum aggregate amount which such Related Committed Purchaser is obligated to pay hereunder on account of all Funded Purchases and all drawings under all Letters of Credit (or, in the case of an LC Bank, the maximum undrawn face amount of Letters of Credit which such LC Bank is obligated to issue hereunder at any time), on a combined basis, as set forth, as of the Restatement Date, on Schedule IV or in the Assumption Agreement or other agreement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 5.3 or in connection with a change in the Purchase Limit pursuant to Section 1.1(c) or 1.2(f) of this Agreement. For the avoidance of doubt, the sum of the aggregate Commitments of all Related Committed Purchasers in a Purchaser Group shall equal such Purchaser Group’s Group Commitment.
“Commitment Percentage” means, for each Related Committed Purchaser in a Purchaser Group, the Commitment of such Related Committed Purchaser, divided by the total of all Commitments of all Related Committed Purchasers in such Purchaser Group.
“Concentration Percentage” has the meaning set forth in Schedule VIII.
“Concentration Reserve” means at any time, the product of (a) the Aggregate Capital plus the Adjusted LC Participation Amount, and (b)(i) the Concentration Reserve Percentage divided by (ii) 1 minus the Concentration Reserve Percentage.
“Concentration Reserve Percentage” means, at any time, the greater of (I) 34.0% and (II) (a) the largest of the following: (i) the sum of the five (5) largest Group D Obligor Receivables balances (up to the Concentration Percentage for each such Obligor), (ii) the sum of the three (3) largest Group C Obligor Receivables balances (up to the Concentration Percentage for each such Obligor), (iii) the sum of the two (2) largest Group B Obligor Receivables balances (up to the Concentration Percentage for each such Obligor), and (iv) the largest Group A Obligor Receivables balance (up to the Concentration Percentage for such Obligor), divided by (b) the sum of the outstanding balances of all Eligible Receivables.
“Conduit Purchaser” means each commercial paper conduit that is a party to this Agreement, as a “Conduit Purchaser”, or that becomes a party to this Agreement as a “Conduit Purchaser” pursuant to an Assumption Agreement or otherwise.
“Conduit Purchaser Rate Event” means, at any time, if the average CP Rate of any Conduit Purchaser over the two immediately prior Settlement Periods exceeded the arithmetic average CP Rate of the other Conduit Purchasers for such Settlement Periods by 0.20% or more.
“Conforming Changes” means, with respect to the Daily 1M SOFR, the Term SOFR Rate or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Settlement Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrator in consultation with the Seller decides may be appropriate to reflect the adoption and implementation of Daily 1M SOFR, the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator in consultation with the Seller decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for the administration of Daily 1M SOFR, the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrator in consultation with the Seller decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.
“CP Rate” means, for any Conduit Purchaser and for any Settlement Period for any Portion of Capital (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such

Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Conduit Purchaser to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Settlement Period, the applicable Purchaser Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to Conduit Purchasers in respect of Discount for any Settlement Period with respect to any Portion of Capital funded by such Conduit Purchasers at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Conduit Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Conduit Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Purchaser in an Assumption Agreement or Transfer Supplement or other document pursuant to which such Person becomes a party as a Conduit Purchaser to this Agreement, or any other writing or agreement provided by such Conduit Purchaser to the Seller, the Servicer and the applicable Purchaser Agent from time to time.
“Credit Agricole” means Credit Agricole Corporate and Investment Bank.
“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Restatement Date and described in the officer certificate of the Servicer delivered on the Restatement Date, as modified in compliance with this Agreement.
“Credit Party” means each Purchaser, the Structuring Agent and the Administrator.
“Daily 1M SOFR” means, for any day, the rate per annum determined by the Administrator (rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) equal to the Term SOFR Reference Rate for such day for a one (1) month period, as published by the Term SOFR Administrator; provided, that if Daily 1M SOFR, determined as provided above, would be less than the SOFR Floor, then Daily 1M SOFR shall be deemed to be the SOFR Floor. Such rate of interest will be adjusted automatically as of each Business Day based on changes in Daily 1M SOFR without notice to the Seller.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrator (rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Seller, effective on the date of any such change.

“Days’ Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b) (i) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators during the three most recent calendar months ended on the last day of such calendar month divided by (ii) 90.
“Debt” means, as to any Person at any time, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than ordinary course trade accounts payable), (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the lesser of (1) the fair market value of the property to which such Lien relates as determined in good faith by such Person or (2) the amount of such Debt), (iv) the aggregate amount of all capitalized lease obligations of such Person, (v) [reserved], (vi) all contingent obligations of such Person in respect of indebtedness described in clause (i), (ii), (iii), (iv), (vii) or (viii) of this definition, (vii) all obligations under any interest rate protection agreement, any other hedging agreement or under any similar type of agreement determined on a marked-to-market basis and (viii) all off-balance sheet liabilities of such Person. Notwithstanding the foregoing, Debt shall not include (a) trade payables, accrued expenses, operating leases (which in no event shall constitute capital leases) and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person and (b) any lease payments, guarantees of lease payments or other obligations in connection with the Arkansas Industrial Revenue Bonds.
“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month, by (b) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the month that is six calendar months before such month.
“Defaulted Receivable” means a Receivable:
(a)    as to which any payment, or part thereof, remains unpaid for more than 120 days from the original due date set forth in the related invoice (or the original due date set forth in the books and records of the Servicer solely in the case of a Receivable where the Obligor and the Originator have agreed, on or prior to the creation of such Receivable, to a due date for such Receivable later than the due date set forth in such invoice) for such payment, or
(b)     (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto or (ii) that has been written off the applicable Originator’s or Seller’s books as uncollectible.
“Defaulting Purchaser” means any Purchaser that (i) has failed to make available to the Administrator any portion of the amount due by it under Section 1.2(b), within one Business Day of the date when such amount was due thereunder or (ii) has notified the Seller, any Purchaser or the Administrator in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit.
“Deficient Share” means, for each Purchaser Group, at any time, a percentage equal to the greater of (i) the excess of such Purchaser Group’s Ratable Share over its Actual Share, and (ii) 0%.

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date set forth in the related invoice (or the original due date set forth in the books and records of the Servicer solely in the case of a Receivable where the Obligor and the Originator have agreed, on or prior to the creation of such Receivable, to a due date for such Receivable later than the due date set forth in such invoice) for such payment.
“Dilution Horizon” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such calendar month of: (a) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during such calendar month to (b) the Net Receivables Pool Balance at the last day of such calendar month.
“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments made or owed by the Seller pursuant to Section 1.4(e)(i) of this Agreement during such calendar month (excluding any such payments related to the Specifically Reserved Dilution Amount) by (b) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the calendar month that is one month prior to such calendar month.
“Dilution Reserve” means, on any day, an amount equal to: (a) the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Servicer on such day multiplied by (b) (i) the Dilution Reserve Percentage on such day, divided by (ii) 100% minus the Dilution Reserve Percentage on such day.
“Dilution Reserve Percentage” means, on any day, the product of (a) the Dilution Horizon multiplied by (b) the sum of (i) 2.25 times the average of the Dilution Ratios for the twelve most recent calendar months and (ii) the Spike Factor.
“Discount” means, with respect to any Purchaser:
(a)    for any Portion of Capital for any Settlement Period with respect to any Purchaser to the extent such Portion of Capital will be funded by such Purchaser during such Settlement Period through the issuance of Notes:
CPR x C x ED/360
(b)    for any Portion of Capital for any Settlement Period with respect to any Purchaser to the extent such Portion of Capital will not be funded by such Purchaser during such Settlement Period through the issuance of Notes or, if an LC Bank has made, or has deemed to have made, a Funded Purchase in connection with any drawing under a Letter of Credit that has not been reimbursed pursuant to Section 1.14 of this Agreement:
AR x C x ED/Year
where:
AR    =    the Alternate Rate for such Portion of Capital for such Settlement Period with respect to such Purchaser,
C    =    the Portion of Capital during such Settlement Period with respect to such Purchaser,

CPR    =    the CP Rate for the Portion of Capital for such Settlement Period with respect to such Purchaser,
ED    =    the actual number of days during such Settlement Period, and
Year    =    if such Portion of Capital is funded based upon: (i) Term SOFR Reference Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable;
provided, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for the Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.
“Disqualified Institution” means, on any date, (i) any Person identified by the Seller by written notice to the Administrator prior to the Restatement Date, (ii) any competitor identified by the Seller by written notice to the Administrator from time to time (which notice will be posted to the Purchasers or made available for reference by a Purchaser upon request) not less than five (5) Business Days prior to such date; (iii) any other institution or entity that the Seller and the Administrator shall mutually agree on not less than five (5) Business Days prior to such date (which notice will be posted to the Purchasers or made available for reference by a Purchaser upon request); and (iv) in each case, as to any Person referenced in any of clauses (i) through (iii) (the “Primary Disqualified Institution”), their Affiliates to the extent such Affiliates are either identified by the Seller by written notice to the Administrator or are otherwise clearly identifiable as an Affiliate based solely by similarity of such Affiliate’s name to the name of a Person on such list; provided that any identification after the Restatement Date pursuant to clauses (ii), (iii) and (iv) above will not apply retroactively to disqualify the transfer of, or agreement to transfer, a Purchaser’s Commitment or Capital that was effective prior to the effective date of such supplement. Notwithstanding the foregoing, “Disqualified Institution” will exclude any Person that the Seller has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrator from time to time.
“Drawing Date” has the meaning set forth in Section 1.14 of this Agreement.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Receivable” means, at any time, a Pool Receivable:
(a)    the Obligor of which is: (i) (A) United States resident or (B) non-United States resident; (ii) not a government or a governmental subdivision, affiliate or agency; (iii) not subject to any Insolvency Proceeding; (iv) not an Affiliate of Owens Corning, the Seller or any Originator; and (v) not a Sanctioned Person,
(b)    that is denominated and payable only in U.S. dollars in the United States of America, and the Obligor with respect to which has been instructed to remit Collections in respect thereof to a Lock-Box or Lock-Box Account in the United States of America,

(c)    that has a due date (whether set forth in the related invoice or on the books and records of the Servicer) which is less than 180 days after the original invoice date of such Receivable,
(d)    that arises under a duly authorized Contract for the sale and delivery of goods or services in the ordinary course of the applicable Originator’s business,
(e)    that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms,
(f)    that conforms in all material respects with all applicable laws, rulings and regulations in effect,
(g)    that is not the subject of any dispute, offset, hold back, defense, Adverse Claim or other claim other than a Permitted Lien; provided that only such portion of such Receivable that is subject to any of the foregoing shall be deemed to be ineligible pursuant to this clause (g),
(h)    that satisfies all applicable requirements of the applicable Credit and Collection Policy,
(i)    that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of this Agreement,
(j)    in which the Seller owns good and marketable title, free and clear of any Adverse Claims other than Permitted Liens, and that is freely assignable by the Seller (including without any consent of the related Obligor), except to the extent any such requirement would be rendered ineffective under Article 9 of any applicable UCC,
(k)    for which the Administrator (on behalf of the Purchasers) shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim other than Permitted Liens,
(l)    that constitutes an “account” or a “payment intangible” as defined in the UCC, and that is not evidenced by instruments or chattel paper,
(m)    that is neither a Defaulted Receivable nor a Delinquent Receivable,
(n)    for which none of the Originator thereof, the Seller or the Servicer has established any offset arrangements with the related Obligor; provided that only such portion of such Receivable that is subject to the foregoing shall be deemed to be ineligible pursuant to this clause (n),
(o)    for which the sum of the Outstanding Balances of all Delinquent Receivables owing by the related Obligor do not exceed 35.00% of the Outstanding Balance of all such Obligor’s Receivables,
(p)    that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or by the Seller and such Receivable shall have been billed or invoiced by the Servicer, and
(q)    that is not Blocked Property.
    “Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest, any membership interest in a cooperative society and any limited liability company membership interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the rulings and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator or Owens Corning, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator or Owens Corning, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, any Originator, any corporation described in clause (a) or any trade or business described in clause (b).
“Erroneous Payment” has the meaning assigned to it in Section 4.5(a).
“Erroneous Payment Notice” has the meaning assigned to it in Section 4.5(a).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Excess Concentration” means the sum of the following amounts: (i) the amount by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to the Concentration Percentage for such Obligor multiplied by the Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (ii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligor of which is a Canadian resident exceeds 2.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (iii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivable Pool the Obligor of which is a non-United States resident other than a Canadian resident exceeds 2.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool plus (iv) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivable Pool the due date of which is greater than 120 days but less than 180 days after the original invoice date exceeds 5% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Purchaser Group” has the meaning set forth in Section 1.22 of this Agreement.
“Excluded Receivable” means indebtedness and other obligations owed to any Originator in respect of:
(i)    accounts receivable originated by the Owens Corning OEM Insulation Products division of each of Owens Corning Sales, Owens Corning Composite, Owens Corning Roofing and Owens Corning Insulating;
(ii)    accounts receivable originated by the Conwed Products division of each of Owens Corning Sales, Owens Corning Composite, Owens Corning Roofing and Owens Corning Insulating;
(iii)    accounts receivable originated by the OC Automotive division of division of each of Owens Corning Sales, Owens Corning Composite, Owens Corning Roofing and Owens Corning Insulating;
(iv)    accounts receivable originated by any Originator that are owing by Owens Corning or any Subsidiary thereof;
(v)    [reserved]; or

(vi)    accounts receivable originated by Owens Corning Sales on or after October 1, 2013 that are owing by DSM Engineering Plastics, Inc. and its Subsidiaries.
“Excluded Taxes” shall mean, with respect to the Administrator, a Purchaser, a Purchaser Agent or any other recipient of any payment to be made by or on account of any obligation of the Seller hereunder, (i) taxes imposed on, or measured by, net income or net profits, overall capital or net worth, franchise or branch profits taxes or any similar taxes, and any taxes on doing business imposed by the jurisdiction (a) under the Applicable Laws of which such recipient is incorporated or organized, (b) in which an applicable office or branch of such recipient is located or (c) in which such recipient has a present or former connection (other than a connection arising solely from such recipient having executed, delivered, enforced, become a party to, performed its obligations, received payments, received or perfected a security interest under, or engaged in any other transaction in accordance with the terms of this Agreement) that causes the imposition of such tax, (ii) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in the Capital or Commitment pursuant to a law in effect on the date on which (A) such Purchaser acquires such interest in the Capital or Commitment (other than pursuant to an assignment request by the Seller under Sections 1.10(g) or 5.18) or (B) such Purchaser changes the applicable office or branch in which it is located, except in each case to the extent that amounts with respect to such taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed the applicable office or branch in which it is located, (iii) any tax required to be withheld or assessed as a result of the failure of the Administrator, a Purchaser, or a Purchaser Agent to provide the forms described in Section 1.10(e), and (iv) any withholding Taxes imposed under FATCA.
“Exiting Notice” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.
“Exiting Purchaser” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.
“Exposure” means, at any time, an amount equal to Aggregate Capital plus the Aggregate LC Participation Amount.
“Facility Termination Date” means the earliest to occur of: (a) the Scheduled Commitment Termination Date, (b) the date determined pursuant to Section 2.2 of this Agreement, (c) the date which is 15 days after the date on which the Administrator has received written notice from the Seller of its election to terminate the Purchase Facility and (d) with respect to any LC Bank or any Related Committed Purchaser, such LC Bank’s or such Related Committed Purchaser’s Scheduled Commitment Termination Date.
“FAS 166/167” has the meaning set forth in Section 1.7(d) of this Agreement.
“FASB” has the meaning set forth in Section 1.7(a) of this Agreement.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Fee Letter” has the meaning set forth in Section 1.5 of this Agreement.
“Fees” means the fees payable by the Seller pursuant to the applicable Fee Letter.

“Fitch” means Fitch, Inc., and any successor thereto that is a nationally recognized statistical rating organization.
“Foreign Recipient” has the meaning set forth in Section 1.10(e).
“Funded Purchase” shall mean a Purchase that (i) is made pursuant to Section 1.2(b) or (ii) deemed to have been requested by Seller pursuant to Section 1.1(b), the proceeds of which are used to reimburse an LC Bank on behalf of Seller for a drawing under a Letter of Credit by the Seller.
“Governmental Acts” has the meaning set forth in Section 1.19 of this Agreement.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Group A Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with a short-term rating of at least: (a) “A-1” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Al” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group A Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and clause (i) of the definition of “Excess Concentration” for such Obligors.
“Group B Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” to “A” by Standard & Poor’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baal” to “A2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group B Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and clause (i) of the definition of “Excess Concentration” for such Obligors.
“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-” to “BBB” by Standard & Poor’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” to “Baa2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group C Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and clause (i) of the definition of “Excess Concentration” for such Obligors.

“Group Capital” means, with respect to any Purchaser Group, an amount equal to the aggregate outstanding Capital of all Purchasers within such Purchaser Group.
“Group Commitment” means, with respect to any Purchaser Group, the aggregate of the Commitments of each Related Committed Purchaser within such Purchaser Group, which amount, as of the Restatement Date, is set forth on Schedule IV hereto, as the same may be (i) modified from time to time pursuant to Section 1.1(c) or 1.2(f) and (ii) modified in connection with any assignment made pursuant to the terms hereof.
“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.
“Guaranty” of any Person means any obligation of such Person guarantying or in effect guarantying any liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
“Indemnified Amounts” has the meaning set forth in Section 3.1 of this Agreement.
“Indemnified Party” has the meaning set forth in Section 3.1 of this Agreement.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to this Agreement.
“Information Package” means a report, in substantially the form of Annex A to this Agreement, furnished to the Administrator pursuant to this Agreement.
“Initial LC Transfer Agreement” means the Letter of Credit Transfer Agreement, dated as of the Original Closing Date among Owens Corning, Owens Corning Sales, the Seller, Wells, as LC Bank, the Administrator and Wells, as Issuing Lender under the Owens Corning Credit Agreement.
“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Intended Tax Treatment” has the meaning set forth in Section 1.21.
“Intercompany Loan” has the meaning set forth in Section 3.2 of the Purchase and Sale Agreement.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.
“LC Bank” means any Person from time to time party hereto as an LC Bank. For the avoidance of doubt, the “applicable LC Bank” means the LC Bank that issued the relevant Letter of Credit hereunder.

“LC Collateral Account” means the account designated as the LC Collateral Account established and maintained by the Administrator (for the ratable benefit of the LC Banks based on the LC Participation Amount of such LC Banks), or such other account as may be so designated as such by the Administrator.
“LC Participation Amount” shall mean with respect to any LC Bank, at any time, the then sum of the undrawn amounts of all outstanding Letters of Credit issued by such LC Bank.
“LC Sublimit” means an amount equal to $160,000,000.
“Letter of Credit” shall mean any stand-by letter of credit issued by an LC Bank for the account of the Seller (or for the account of an Originator or any of its Subsidiaries, as applicable) pursuant to this Agreement.
“Letter of Credit Application” has the meaning set forth in Section 1.12 of this Agreement.
“Liberty Street” means Liberty Street Funding LLC.
“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.
“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.
“Liquidity Provider” means each of the following, including any Affiliate thereof: (a) Credit Agricole and (b) BNS.
“LLC Agreement” means the limited liability company agreement of Seller.
“Lock-Box” means each locked postal box with respect to which a Lock-Box Bank who has executed a Lock-Box Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).
“Lock-Box Account” means each account listed on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Lock-Box Account in accordance with the terms hereof) (in each case, in the name of the Seller) and maintained at a bank or other financial institution acting as a Lock-Box Bank pursuant to a Lock-Box Agreement for the purpose of receiving Collections.
“Lock-Box Agreement” means each agreement, in form and substance satisfactory to the Administrator, among the Seller, the Servicer (if applicable), the Administrator and a Lock-Box Bank, governing the terms of the related Lock-Box Accounts.
“Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts.
“Loss Horizon Ratio” means, on any date, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed by dividing: (a) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the four most recent calendar months, plus (ii) the product of (A) the Weighted Average Credit Terms divided by thirty, times (B) the aggregate credit sales made by the Originators during the fifth most recent calendar month, by (b) the Net Receivables Pool Balance as of such date.

“Loss Reserve” means, on any date, an amount equal to: (a) the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Servicer on such date multiplied by (b) (i) the Loss Reserve Percentage on such date divided by (ii) 100% minus the Loss Reserve Percentage on such date.
“Loss Reserve Percentage” means, on any date, the product of (A) 2.25 times (B) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months times (C) the Loss Horizon Ratio.
“Majority Purchaser Agents” means, at any time, the Purchaser Agents for the Purchaser Groups with Related Committed Purchasers whose Commitments aggregate more than 50% of the aggregate of all Group Commitments (or, after the Facility Termination Date, whose members hold more than 50% of the Exposure); provided, however, that so long as two or more Purchaser Groups are party to this Agreement and any single Purchaser Group includes Related Committed Purchasers whose Commitments aggregate more than 50% of the aggregate of all Group Commitments (or, after the Facility Termination Date, whose members hold more than 50% of the Exposure), then “Majority Purchaser Agents” shall mean a minimum of two Purchaser Agents for the Purchaser Groups with Related Committed Purchasers whose Commitments aggregate more than 50% of the aggregate of all Group Commitments (or, after the Facility Termination Date, whose members hold more than 50% of the Exposure); provided, further, however, at any time when exactly two Purchaser Groups are party to this Agreement, then “Majority Purchaser Agents” shall mean both Purchaser Agents.
“Material Adverse Effect” means relative to any Person with respect to any event or circumstance, a material adverse effect on:
    (a)     the assets, operations, business or financial condition of such Person and its Subsidiaries, taken as a whole,
    (b)    the ability of such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party,
    (c)    the validity or enforceability of any material provision of this Agreement or any other Transaction Document, or the validity, enforceability or collectibility of any material portion of the Pool Receivables, or
    (d)    the status, perfection, enforceability or priority of the Administrator’s, any Purchaser’s or the Seller’s interest in the Pool Assets.
Notwithstanding the foregoing, “Material Adverse Effect” means, relative to the Seller or the Servicer, a Material Adverse Effect with respect to such Person, and with respect to any other Person, a Material Adverse Effect with respect to such Person and its Subsidiaries, taken as a whole.
“Material Debt” means, any Debt in a principal amount exceeding $200,000,000, but excluding any Debt owing to Owings Corning or any Subsidiary.
“Minimum Dilution Reserve” means, on any day, an amount equal to (a) the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Servicer on such date multiplied by (b) (i) the Minimum Dilution Reserve Percentage divided by (ii) 100% minus the Minimum Dilution Reserve Percentage on such day.
“Minimum Dilution Reserve Percentage” means, on any day, the product of (a) the average of the Dilution Ratios for the twelve most recent calendar months multiplied by (b) the Dilution Horizon.
“Monthly Settlement Date” means the 20th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, however, that on and after the occurrence and continuation of any Termination Event, the Monthly Settlement Date shall be the date selected as such by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) from time to time (it being understood that the Administrator (with the consent or at the direction of the Majority Purchaser Agents) may select such Monthly Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Monthly Settlement Date pursuant to this definition.
“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto that is a nationally recognized statistical rating organization.
“Net Receivables Pool Balance” means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the Excess Concentration.
“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.
“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.
“OFAC”  means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Order” has the meaning set forth in Section 1.20 of this Agreement.
“Original Agreement” means the Receivables Purchase Agreement, dated as of March 31, 2011, among the Seller, the Servicer, the various conduit purchasers, related committed purchasers, LC participants and purchaser agents party thereto, Wells, as the LC Bank, and BNS, as the administrator.
“Original Closing Date” means March 31, 2011.
“Originator” and “Originators” have the meaning set forth in the Purchase and Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators, in each case with the prior written consent of the Administrator.
“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies or fees arising from any payment made hereunder or from the execution, delivery, filing, recording or enforcement of, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder.
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Administrator for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrator at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. Such rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Seller.
“Owens Corning” means Owens Corning, a Delaware corporation.

“Owens Corning Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of March 1, 2024, among Owens Corning, the subsidiary borrowers party thereto, the lenders party thereto, Wells, as Administrator, and each of the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Owens Corning Credit Agreement Financial Covenant” means the financial covenant set forth in Section 8.8 of the Owens Corning Credit Agreement as in effect on the Restatement Date and without giving effect to any amendment, restatement, supplement, modification, waiver or termination thereof (unless otherwise agreed to in writing by the Administrator and each Related Committed Purchaser).
“Owens Corning Sales” has the meaning set forth in the preamble to this Agreement.
“Participant” has the meaning set forth in Section 5.3(b) of this Agreement.
“Paydown Notice” has the meaning set forth in Section 1.4(f)(i) of this Agreement.
“Performance Guarantor” means Owens Corning.
“Performance Guaranty” means the Second Amended and Restated Performance Guaranty, dated as of the Restatement Date, by the Performance Guarantor in favor of the Administrator for the benefit of the Purchasers, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Permitted Liens” means:
(i)    inchoate liens for taxes, assessments or governmental charges or levies not yet due or liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;
(ii)    liens with respect to any mechanics, suppliers, materialmen, laborers, employees, repairmen and other like liens arising in the ordinary course of business securing obligations that are not due and payable; and
(iii)    bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash on deposit in a Lock-Box Account to the extent such liens, rights of setoff and other similar liens are not terminated pursuant to a Lock-Box Agreement.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“PNC” has the meaning set forth in the preamble to this Agreement.
“Pool Assets” has the meaning set forth in Section 1.2(d) of this Agreement.
“Pool Receivable” means a Receivable in the Receivables Pool.
“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.
“Pro Rata Share” shall mean, as to any Related Committed Purchaser, a fraction, the numerator of which equals the Commitment of such Related Committed Purchaser at such time and the denominator of which equals the aggregate of the Commitments of all Related Committed Purchaser at such time.
“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which any Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s receivables-securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means and includes, with respect to any Conduit Purchaser, any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.
“Purchase” has the meaning set forth in Section 1.1(a) of this Agreement.
“Purchase Account” means the account bearing the same name set forth on Schedule V of this Agreement.
“Purchase and Sale Agreement” means the Amended and Restated Purchase and Sale Agreement, dated as of the Restatement Date, between the Originators and the Seller, as such agreement may be amended, supplemented or otherwise modified from time to time.
“Purchase Date” means the date on which a Funded Purchase or a reinvestment is made pursuant to this Agreement.
“Purchase Facility” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.
“Purchase Limit” means $300,000,000, as such amount may be reduced or increased pursuant to the terms hereof. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the Exposure.
“Purchase Notice” has the meaning set forth in Section 1.2(a) of this Agreement.
“Purchased Interest” means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:
Aggregate Capital + Adjusted LC Participation Amount + Total Reserves
Accrual Adjusted Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of this Agreement.
“Purchaser” means each Conduit Purchaser, Related Committed Purchaser and LC Bank.
“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.

“Purchaser Group” means, (i) for any Conduit Purchaser, such Conduit Purchaser, together with such Conduit Purchaser’s Related Committed Purchasers, related Purchaser Agent and related LC Bank, if any and (ii) for PNC, PNC, as a Purchaser Agent, a Related Committed Purchaser and an LC Bank.
“Purchasers’ Share” of any amount, at any time, means such amount multiplied by the Purchased Interest at such time.
“Purchasing Related Committed Purchaser” has the meaning set forth in Section 5.3(c) of this Agreement.
“Ratable Share” means, for each Purchaser Group, such Purchaser Group’s Group Commitment divided by the aggregate Group Commitments of all Purchaser Groups.
“Rating Agency” mean each of Standard & Poor’s, Fitch and Moody’s (and/or each other rating agency then rating the Notes of any Conduit Purchaser).
“Receivable” means any indebtedness and other obligations owed to any Originator or the Seller (as assignee of an Originator), or any right of the Seller or any Originator to payment from or on behalf of, an Obligor, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods or the rendering of services, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction. Notwithstanding the foregoing, “Receivable” shall not include any Excluded Receivable.
“Receivables Pool” means, at any time, all of the then outstanding Receivables transferred (or purported to be transferred) by the Seller pursuant to the Purchase and Sale Agreement prior to the Facility Termination Date.
“Recognized Service Provider” means each of Global Securitization Services, LLC, Lord Securities Corporation, AMACAR Group LLC, CT Corporation, Corporation Service Company, such other Person that provides independent director services as the Administrator may approve in writing from time to time, and their successors.
“Register” has the meaning set forth in Section 5.3(j) of this Agreement.
“Regulatory Change” has the meaning set forth in Section 1.7(a) of this Agreement.
“Reimbursement Obligation” has the meaning set forth in Section 1.14 of this Agreement.
“Related Committed Purchaser” means each Person listed as such for each Conduit Purchaser as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.
“Related Rights” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.
“Related Security” means, with respect to any Receivable:
(a)    all of the Seller’s and each Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable,
(b)    all instruments and chattel paper that may evidence such Receivable,

(c)    all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto,
(d)    all of the Seller’s and each Originator’s rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, and
(e)    all of the Seller’s rights, interests and claims under the Purchase and Sale Agreement and the other Transaction Documents.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restatement Date” means March 1, 2024.
“Restricted Payments” has the meaning set forth in Section 1(n) of Exhibit IV of this Agreement.
“Sanctioned Country”  shall mean a country, region or territory that is itself the subject of a comprehensive sanctions program (as of the Restatement Date, Cuba, Iran, North Korea, Syria, the Crimea and the so-called Luhansk People’s Republic and the so-called Donetsk People’s Republic and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine).
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, Hong Kong Monetary Authority or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person 50% or more owned by any such Person or Persons described in clauses (a) and (b).
“Sanctions” shall mean any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, Hong Kong Monetary Authority or other relevant sanctions authority in any jurisdiction in which (a) Owens Corning or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of any Purchase will be used, or (c) from which repayment of the Purchases hereunder will be derived.
“Scheduled Commitment Termination Date” means with respect to any LC Bank or any Related Committed Purchaser, February 28, 2025, as such date may be extended from time to time in the sole discretion of such LC Bank or such Related Committed Purchaser, as the case may be in accordance with Section 1.2(e).
“SEC” shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.
“Seller” has the meaning set forth in the preamble to this Agreement.
“Seller’s Share” of any amount means the greater of: (a) $0 and (b) such amount minus the Purchasers’ Share.

“Servicer” has the meaning set forth in the preamble to this Agreement.
“Servicer Default” means the occurrence of any of the following:
    (i)    the Servicer shall fail to deliver any payments, collections or proceeds which it is obligated to deliver under the terms of this Agreement or any other Transaction Document at the times it is obligated to make such deliveries, and such failure remains unremedied for five Business Days;
    (ii)    the Servicer shall fail to deliver the Information Package pursuant to this Agreement, and such failure shall remain unremedied for two Business Days;
    (iii)    the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document, and such failure, solely to the extent capable of cure, shall continue for 30 days after knowledge or written notice thereof by the Administrator;
    (iv)    any representation or warranty made or deemed made by the Servicer (or its respective officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by the Servicer pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered(unless such representation or warranty relates solely to one or more specific Pool Receivables and the relevant Originator or the Servicer makes a payment with respect to such Pool Receivable to the extent required under Section 3.3 of the Purchase and Sale Agreement or otherwise under any other Transaction Document);
    (v)     the Servicer shall generally not pay its debts as such debts become due , or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Servicer seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Servicer shall take any corporate or organizational action to authorize any of the actions set forth above in this clause (v);
    (vi)    a Change in Control shall occur; or
    (vii)    the Servicer shall fail to pay (a) any principal of or premium or interest on any of its Material Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Material Debt, (b) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Material Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Material Debt, or (c) any such Material Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Material Debt shall be required to be made, in each case before the stated maturity thereof.
“Servicing Fee” shall mean the fee referred to in Section 4.6 of this Agreement.
“Servicing Fee Rate” shall mean the rate referred to in Section 4.6 of this Agreement.

“Settlement Date” means with respect to any Portion of Capital for any Settlement Period, (i) prior to the Facility Termination Date, the Monthly Settlement Date and (ii) on and after the Facility Termination Date, each day selected from time to time by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) (it being understood that the Administrator (with the consent or at the direction of the Majority Purchaser Agents) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.
“Settlement Period” means: (a) before the Facility Termination Date: (i) initially the period commencing on the date of the initial purchase pursuant to Section 1.2 of the Original Agreement (or in the case of any fees payable under the Original Agreement, commencing on the Original Closing Date) and ending on (and including) the last day of the current calendar month, and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Settlement Period and ending on (and including) the last day of the current calendar month, and (b) on and after the Facility Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) or, in the absence of any such selection, each period of 30 days from the last day of the preceding Settlement Period.
“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Adjustment” means fifteen basis points (0.15%).
“SOFR Floor” means a rate of interest per annum equal to zero basis points (0.00%).
“Solvent” means, with respect to any Person at any time, a condition under which:
(i)    the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;
(ii)    the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);
(iii)    such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and
(iv)    such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.
For purposes of this definition:
(A)    the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;
(B)    the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;
(C)    the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions; and

(D)    the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.
“Specifically Reserved Dilution Amount” means at any time the amount, determined as of the most recent month-end date, of reserves or liabilities set forth on the books and records of the Originators or Seller, as applicable, related to, or in anticipation of customer rebates and other credits, deductions or reductions with respect to Eligible Receivables, in each case to the extent such amounts have not been applied at such time to reduce the Outstanding Balance of the Eligible Receivables.
“Special Concentration Percentage” has the meaning set forth in the definition of the term “Concentration Percentage”.
“Spike Factor” means, for any calendar month, (a) the positive difference, if any, between:  (i) the highest average of the Dilution Ratios for any three consecutive calendar months during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve months times (b) (i) the highest average of the Dilution Ratios for any three consecutive calendar months during the twelve most recent calendar months divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.
“Standard & Poor’s” means S&P Global Ratings and any successor thereto that is a nationally recognized statistical rating organization.
“Structuring Agent” has the meaning set forth in the preamble to this Agreement.
“Subsequent LC Transfer Agreement” means the Letter of Credit Transfer Agreement, dated as of the Original Closing Date among Owens Corning, Owens Corning Sales, the Seller, Wells, as LC Bank, the Administrator and Wells, as Issuing Lender under the Owens Corning Credit Agreement.
“Sub-Servicer” has the meaning set forth in Section 4.1(d) of this Agreement.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrator in its reasonable discretion).
“Term SOFR Rate” means, with respect to any amount for which the Term SOFR Reference Rate applies, for any day in any Settlement Period, the interest rate per annum determined by the Administrator (rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) equal to the Term SOFR Reference Rate for a tenor of one month, as such rate is published by the Term SOFR Administrator, on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Settlement Period, as such rate is published by the Term SOFR Administrator.  If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR

Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date.  If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Day” means: (a) each day on which the conditions for reinvestment set forth in Section 2 of Exhibit II to this Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.
“Termination Event” has the meaning specified in Exhibit V to this Agreement.
“Total Reserves” means, at any time, the sum of: (a) the Yield Reserve, plus (b) the greater of (i) the Concentration Reserve plus the Minimum Dilution Reserve and (ii) the Loss Reserve plus the Dilution Reserve.
“Tranched Capital Purchaser” means Atlantic, Credit Agricole and any other Person from time to time a “Purchaser” in Atlantic’s or Credit Agricole’s Purchaser Group.
“Transaction Documents” means this Agreement, the Lock-Box Agreements, the Initial LC Transfer Agreement, the Subsequent LC Transfer Agreement, each Fee Letter, the Purchase and Sale Agreement, each Intercompany Loan, the Performance Guaranty, and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
“Transaction Information” shall mean any information provided to any Rating Agency, in each case, to the extent related to such Rating Agency providing or proposing to provide a rating of any Notes or monitoring such rating including, without limitation, information in connection with the Seller, the Originator, the Servicer or the Receivables; provided that, for the avoidance of doubt, “Transaction Information” shall not include any information provided by Owens Corning or any of its Affiliates to any nationally recognized statistical rating organization (other than information solely related to the Receivables subject to this Agreement) in connection with such rating organization providing a rating or proposing to provide a rating to, or monitoring an existing rating of Owens Corning or any of its Affiliates or any debt securities of any of the foregoing.
“Transfer Supplement” has the meaning set forth in Section 5.3(c) of this Agreement.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unfunded LC Bank Commitment” means, at any time, the excess, if any, of (i) the aggregate Commitments of all LC Banks on such day, over (ii) the Aggregate Capital solely with respect to the LC Banks, on such day.
“Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any entity or person included in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 1.10(e)(ii)(B)(3) of this Agreement.
“Weighted Average Credit Terms” means, on any date, the weighted average payment terms (computed in days and calculated based on the difference between the original invoice date and the stated maturity date) of invoices for Receivables originated during the immediately preceding calendar month; provided, such weighting shall be based on the Outstanding Balance on such date of such Receivables.
“Wells” means Wells Fargo Bank, National Association, a national banking association.
“Write-down and Conversion Powers” (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yield Reserve” means, on any date, an amount equal to: (a) the Exposure at the close of business of the Servicer on such date multiplied by (b) (i) the Yield Reserve Percentage on such date divided by (ii) 100% minus the Yield Reserve Percentage on such date.
“Yield Reserve Percentage” means at any time:
(BR+SFR) x 2.25 x DSO
    360
where:
BR    =    the daily average Base Rate computed for the most recent Settlement Period,
DSO    =    Days’ Sales Outstanding for the calendar month most recently ended, and
SFR    =    the Servicing Fee Rate
Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.
Benchmark Replacement Notification. Section 1.23(d) provides a mechanism for determining an alternative rate of interest in the event that any Benchmark is no longer available or in certain other circumstances. The Administrator does not warrant or accept any responsibility for and shall not have any liability with respect to, (a) the continuation of, the administration, submission or any other matter related to any Benchmark or any component definition thereof or rates referred to in the definition thereof, or any alternative or successor rate thereto, or replacement rate therefor (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrator and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Seller or any other person or entity. The Administrator may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Seller, any Purchaser or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

EXHIBIT II
CONDITIONS OF PURCHASES
1.    Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the condition precedent that the Administrator shall have received, on or before the Restatement Date, each of the following, each in form and substance (including the date thereof) satisfactory to the Administrator and each Purchaser Agent:
(a)    Each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Schedule VII hereto.
(b)    Evidence of payment of all accrued and unpaid fees (including those contemplated by the Fee Letters), costs and expenses to the extent then due and payable on the Restatement Date, including any such costs, fees and expenses arising under or referenced in Section 5.4 of this Agreement and the Fee Letters to the extent invoiced at least two Business Days prior to the Restatement Date.
2.    Conditions Precedent to All Funded Purchases, Issuances of Letters of Credit and Reinvestments. Each Funded Purchase (including the initial Funded Purchase) and the issuance of any Letters of Credit and each reinvestment shall be subject to the further conditions precedent that:
(a)    in the case of each Funded Purchase and the issuance of any Letters of Credit, the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such purchase or issuance, as the case may be, a completed Purchase Notice in substantially the form of Annex B; and
(b)    on the date of such Funded Purchase, issuance or reinvestment, as the case may be, the following statements shall be true (and acceptance of the proceeds of such Funded Purchase, issuance or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):
(i)    the representations and warranties contained in Exhibit III to this Agreement are true and correct in all material respects on and as of the date of such Funded Purchase, issuance or reinvestment as though made on and as of such date except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date);
(ii)    no event has occurred and is continuing, or would result from such Funded Purchase, issuance or reinvestment, that constitutes a Termination Event or in the case of a Funded Purchase or the issuance (but not a reinvestment), an Unmatured Termination Event;
(iii)    the Exposure, after giving effect to any such Funded Purchase, issuance or reinvestment, as the case may be, shall not exceed the Purchase Limit, and the Purchased Interest shall not exceed 100%; and
(iv)    the Facility Termination Date has not occurred.
Notwithstanding the foregoing, it shall not be a condition precedent to any reinvestment that an Unmatured Termination Event shall not have occurred and be continuing, or that a Termination Event shall not have occurred and be continuing unless, in the case of a Termination Event, the Administrator (at the direction of the Majority Purchaser Agents) shall have notified the Seller and the Servicer to cease making reinvestments.

EXHIBIT III
REPRESENTATIONS AND WARRANTIES
1.    Representations and Warranties of the Seller. The Seller represents and warrants to the Administrator, each Purchaser Agent and each Purchaser that:
(a)    Existence and Power. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except if failure to have such licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect.
(b)    Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which it is a party are within the Seller’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with (other than the filing of UCC financing statements and continuation statements), any governmental body, agency or official, and, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the operating agreement of the Seller or of any agreement, judgment, injunction, order, decree or other material instrument binding upon the Seller or result in the creation or imposition of any lien (other than liens in favor of the Administrator) on assets of the Seller.
(c)    Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitute the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(d)    Accuracy of Information. All written factual information taken as a whole, and together with all supplements and amendments thereto and any information contained in any public filings made with the SEC pursuant to the Exchange Act and furnished by or on behalf of the Seller in writing to the Administrator, any Purchaser Agent or any Purchaser pursuant to or in connection with this Agreement or any other Transaction Document is, and all other such factual information taken as a whole hereafter furnished in writing by or on behalf of the Seller to the Administrator, any Purchaser Agent or any Purchaser will be, taken as a whole, and together with all supplements and amendments thereto and any information contained in any public filings made with the SEC pursuant to the Exchange Act, true and accurate in all material respects as of the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information taken as a whole not misleading in any material respect at such time in light of the circumstances under which such information was provided; it being understood that “factual information” does not include any forward-looking information, projections, estimates, information of a general economic nature or general information about the Seller’s industry.
(e)    Actions, Suits. There are no actions, suits or proceedings pending or, to the best of the Seller’s knowledge, threatened in writing against or affecting the Seller or its properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a material adverse effect upon the ability of the Seller to perform its obligations under this Agreement or any other Transaction Document to which it is a party.
(f)    Accuracy of Exhibits; Account Arrangements. The names and addresses of all the Lock-Box Banks together with the account numbers of the Lock-Box Accounts and Lock-Boxes at such Lock-Box Banks, are specified in Schedule II to this Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts and Lock-Boxes as have been notified to the Administrator), and each Lock-Box Account and Lock-Box is subject to a Lock-Box Agreement. All information on each Exhibit, Schedule or Annex to this Agreement or the other Transaction Documents (as updated by the Seller from time to time) is true and complete. The Seller has not granted any interest in any Lock-Box Account (or any related Lock-Box) to any Person other than the Administrator and, upon delivery to a Lock-Box Bank of the related Lock-Box Agreement, the Administrator will have exclusive control (within the meaning of Section 9-104 of the UCC) of the Lock-Box Account at such Lock-Box Bank.
(g)    No Material Adverse Effect. Since the date of formation of Seller as set forth in its certificate of formation, there has been no Material Adverse Effect with respect to the Seller.
(h)    Names and Location. The Seller has not used any company names, trade names or assumed names other than its name set forth on the signature pages of this Agreement. The Seller is “located” (as such term is defined in the applicable UCC) in Delaware. The office where the Seller keeps its records concerning the Receivables is at the address set forth below its signature to this Agreement.
(i)    Margin Stock. The Seller is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X, as issued by the Board of Governors of the Federal Reserve System), and no proceeds of any purchase or reinvestment hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
(j)    Eligible Receivables. Each Pool Receivable included as an “Eligible Receivable” in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.
(k)    Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.
(l)    Investment Company Act. The Seller is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Seller is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”).  In determining that the Seller is not a “covered fund” under the Volcker Rule, although other exemptions or exclusions under the Investment Company Act may apply, the Seller relies on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act and does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act.
(m)    Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws. None of the Seller nor any of its Subsidiaries nor, to the knowledge of the Seller, any of the officers, directors, employees or agents of itself or its Subsidiaries is a Sanctioned Person or otherwise the target of any Sanctions such that Administrator or any Credit Party is prohibited under Sanctions from transacting with the Seller. The Seller will not use proceeds of any Purchase or issuance of Letters of Credit in any manner that will cause a violation of Anti-Money Laundering Laws, Anti-Corruption Laws or Sanctions by any Person participating in the transaction contemplated by this Agreement. The Seller and its Subsidiaries have implemented and maintain in effect policies and procedures designed to promote compliance by Owens Corning, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions, and Owens Corning, and its Subsidiaries and their respective officers and to the knowledge of the Seller and its Subsidiaries’ directors, employees and agents, are in compliance with Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions in all material respects.
(n)    Transaction Information. None of the Seller, any Affiliate of the Seller or any third party with which the Seller or any Affiliate thereof has contracted, has delivered, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Purchaser Agent.
(o)    Beneficial Ownership Regulation. The Seller is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of "Legal Entity Customer" as defined in the Beneficial Ownership Regulation.
(p)    Taxes. The Seller has (i) timely filed all income and other material tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all income and other material Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
(q)    Tax Status. The Seller (i) is, and has been at all times since formation, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person and (ii) is not an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. The Seller is not subject to any Tax in any jurisdiction outside the United States. The Seller is not subject to any material amount of Taxes imposed by a state or local taxing authority.
2.    Representations and Warranties of the Servicer. The Servicer represents and warrants to the Administrator, each Purchaser Agent and each Purchaser that:
(a)    Existence and Power. The Servicer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where failure to have such licenses, authorizations, consents or approvals would not be reasonably expected to have a Material Adverse Effect.
(b)    Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Servicer of this Agreement and each other Transaction Document to which it is a party are within the Servicer’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Servicer or of any judgment, injunction, order or decree or agreement or other material instrument binding upon the Servicer or result in the creation or imposition of any lien on assets of the Servicer (other than in favor of the Administrator under the Transaction Documents) or any of its Subsidiaries.
(c)    Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitute the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(d)    Accuracy of Information. All written factual information taken as a whole, and together with all supplements and amendments thereto and any information contained in any public filings made with the SEC pursuant to the Exchange Act and furnished by or on behalf of the Servicer in writing to the Administrator, any Purchaser Agent or any Purchaser pursuant to or in connection with this Agreement or any other Transaction Document is, and all other such factual information taken as a whole hereafter furnished in writing by or on behalf of the Servicer to the Administrator, any Purchaser Agent or any Purchaser will be, taken as a whole, and together with all supplements and amendments thereto and any information contained in any public filings made with the SEC pursuant to the Exchange Act, true and accurate in all material respects as of the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information taken as a whole not misleading in any material respect at such time in light of the circumstances under which such information was provided; it being understood that “factual information” does not include any forward-looking information, projections, estimates, information of a general economic nature or general information about the Servicer’s industry.

(e)    Actions, Suits. Except as set forth in Schedule III, there are no actions, suits or proceedings pending or, to the best of the Servicer’s knowledge, threatened in writing against or affecting the Servicer or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a material adverse effect upon the ability of the Servicer (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.
(f)    No Material Adverse Effect. Since December 31, 2023 there has been no Material Adverse Effect with respect to the Servicer.
(g)    Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy of each Originator and the Seller with regard to each Receivable originated by such Originator.
(h)    Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(i)    Sanctions and Anti-Money Laundering Laws. None of the Servicer, Owens Corning nor any of its Subsidiaries nor, to the knowledge of the Servicer or Owens Corning, any of the officers, directors, employees or agents of itself or its Subsidiaries is a Sanctioned Person or otherwise is the target of any Sanctions such that Administrator or any Purchaser is prohibited under Sanctions from transacting with the Seller. Neither the Servicer nor Owens Corning will use proceeds of any Purchase or issuance of Letters of Credit in any manner that will cause a violation of Anti-Money Laundering Laws, Anti-Corruption Laws or Sanctions by any Person participating in the transaction contemplated by this Agreement. The Servicer, Owens Corning and its Subsidiaries have implemented and maintain in effect policies and procedures designed to promote compliance by Servicer, Owens Corning and its respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions, and the Servicer, Owens Corning and its Subsidiaries and their respective officers and to the knowledge of the Servicer, Owens Corning and its respective Subsidiaries’ directors, employees and agents, are in compliance with Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions in all material respects.
(j)    Transaction Information. None of the Servicer, any Affiliate of the Servicer or any third party with which the Servicer or any Affiliate thereof has contracted, has delivered, in writing or orally, to any Rating Agency providing or proposing to provide a rating to, or monitoring a rating of, any Notes, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Purchaser Agent.
(k)    EU Risk Retention. Each of the representations and warranties of Owens Corning Sales set forth in Schedule VI to this Agreement (EU Risk Retention Provisions) is true and correct.
(l)    Taxes.    The Servicer has (i) timely filed all income and other material tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all income and other material Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
3.    Representations, Warranties and Agreements Relating to the Security Interest. The Seller hereby makes the following representations, warranties and agreements with respect to the Receivables and Related Security:
(a)    The Receivables.

(i)    Creation. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables included in the Receivables Pool in favor of the Administrator (for the benefit of the Purchasers), which security interest is prior to all other Adverse Claims other than any Permitted Liens, and is enforceable as such as against creditors of and purchasers from the Seller.
(ii)    Nature of Receivables. The Eligible Receivables included in the Receivables Pool constitute either “accounts”, “general intangibles” or “tangible chattel paper” within the meaning of the applicable UCC. The Seller will cause to be delivered to the Administrator each promissory note or other instrument that from time to time evidences a Pool Receivable promptly (but in any event within ten Business Days) following the issuance of such promissory note or other instrument, but solely to the extent such promissory notes or other instruments exceed $500,000 in the aggregate.
(iii)    Ownership of Receivables. The Seller owns and has good and marketable title to the Receivables included in the Receivables Pool and Related Security free and clear of any Adverse Claim other than Permitted Liens.
(iv)    Perfection and Related Security. The Seller will cause (and will cause each Originator), within ten days after the Restatement Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables and Related Security from such Originator to the Seller pursuant to the Purchase and Sale Agreement, and the sale and security interest therein from the Seller to the Administrator under this Agreement.
(b)    The Lock-Box Accounts.
(i)    Nature of Lock-Box Accounts. Each Lock-Box Account constitutes a “deposit account” within the meaning of the applicable UCC.
(ii)    Ownership. Each Lock-Box Account is in the name of the Seller, and the Seller owns and has good and marketable title to the Lock-Box Accounts free and clear of any Adverse Claim other than Permitted Liens.
(iii)    Perfection. The Seller has delivered to the Administrator a fully executed Lock-Box Agreement relating to each Lock-Box Account, pursuant to which each applicable Lock-Box Bank has agreed, following the occurrence and continuation of a Termination Event, to comply with all instructions originated by the Administrator (on behalf of the Purchasers) directing the disposition of funds in such Lock-Box Account without further consent by the Seller or the Servicer.
(c)    Priority.
(i)    Other than the transfer of the Receivables to the Seller under the Purchase and Sale Agreement, and by the Seller under this Agreement and/or the security interest granted to the Administrator pursuant to this Agreement, neither the Seller nor any Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof. Neither the Seller, nor any Originator has authorized the filing of, or is aware of any financing statements against any of the Seller or such Originator that include a description of Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, other than any financing statement (i) relating to the sale thereof by such Originator to the Seller under the

Purchase and Sale Agreement, or (ii) relating to the security interest granted to the Administrator under this Agreement.
(ii)    There are no judgment, ERISA or tax lien filings against either the Seller or, solely with respect to any Originator, any judgment, ERISA or tax lien filings that would reasonably be expected to have a Material Adverse Effect .
(iii)    The Lock-Box Accounts are not in the name of any Person other than the Seller. Neither the Seller nor the Servicer has consented to any bank maintaining such account to comply with instructions of any Person other than the Seller, Servicer and Administrator.
(d)    Survival of Supplemental Representations. Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section shall be continuing, and remain in full force and effect until such time as the Purchased Interest and all other obligations under this Agreement have been finally and fully paid and performed.
(e)    Servicer to Maintain Perfection and Priority. In order to evidence the interests of the Administrator under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrator) to maintain and perfect, as a first-priority interest, the Administrator’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s security interest as a first-priority interest. The Administrator’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Seller, any Originator or the Administrator where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrator.
4.    Ordinary Course of Business. Seller represents and warrants that each remittance of Collections by or on behalf of the Seller to the Purchasers under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and (ii) made in the ordinary course of business or financial affairs of the Seller.
5.    Reaffirmation of Representations and Warranties. On the date of each purchase and/or reinvestment and issuance of a Letter of Credit hereunder, and on the date each Information Package or other report is delivered to the Administrator, any Purchaser Agent or any Purchaser hereunder, the Seller and the Servicer, by accepting the proceeds of such purchase, reinvestment or Letter of Credit, as applicable and/or the provision of such information or report, shall each be deemed to have certified that (i) all representations and warranties of the Seller and the Servicer, as applicable, described in this Exhibit III, as from time to time amended in accordance with the terms hereof, are correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date), and (ii) no event has occurred or is continuing, or would result from any such purchase, reinvestment or issuance, which constitutes a Termination Event or with respect to a Funded Purchase or issuance of a Letter of Credit, an Unmatured Termination Event.

EXHIBIT IV
COVENANTS
1.    Covenants of the Seller. At all times from the Restatement Date until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, the date the Aggregate LC Participation Amount is cash collateralized in full or the date all other amounts (other than contingent, unasserted indemnification claims) owed by the Seller under this Agreement to any Purchaser Agent, any Purchaser, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:
(a)    Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Seller (or the Servicer on its behalf) shall furnish to the Administrator and each Purchaser Agent:
(i)    Annual Reporting. Promptly upon completion and in no event later than 90 days after the close of each fiscal year of the Seller, annual unaudited financial statements of the Seller certified by a designated financial or other officer of the Seller.
(ii)    Information Packages. As soon as available and in any event not later than two Business Days prior to the Monthly Settlement Date, an Information Package as of the most recently completed calendar month.
(iii)    Other Information. Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request.
(iv)    Quarterly Financial Statements. Within 45 days following the end of each of the first three calendar quarters in each calendar year, the consolidated balance sheet of Owens Corning and its Subsidiaries as at the end of such calendar quarter and the related consolidated statements of income and retained earnings and statement of cash flows for such calendar quarter and for the elapsed portion of the calendar year ended with the last day of such calendar quarter, all of which shall be certified by the chief financial officer, the treasurer or any financial officer (including a controller) of Owens Corning that they fairly present in all material respects in accordance with generally accepted accounting principles consistently applied the financial condition of Owens Corning and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.
(v)    Annual Financial Statements. Within 90 days after the close of each calendar year, the consolidated balance sheet of Owens Corning and its Subsidiaries as at the end of such calendar year and the related consolidated statements of income and retained earnings and statement of cash flows for such calendar year, all reported on by independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Owens Corning and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles consistently applied.
(vi)    [Reserved].
(vii)    Other Reports and Filings. Promptly (but in any event within ten days) after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any,

which Owens Corning or any of its Subsidiaries shall publicly file with the SEC or deliver to holders (or any trustee, agent or other representative therefor) of any of its Material Debt pursuant to the terms of the documentation governing the same.
Information required to be furnished pursuant to this Section 1(a) shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall be available on the website of Owens Corning at http://www.owenscorning.com or on the website of the SEC at http://www.sec.gov.
(b)    Notices. The Seller will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly (but in no event later than five (5) Business Days) after any executive or senior managing officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)    Notice of Termination Events or Unmatured Termination Events. A statement of any officer of the Seller setting forth details of any Termination Event or Unmatured Termination Event and the action which the Seller proposes to take with respect thereto.
(ii)    Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Receivables included in the Receivables Pool.
(iii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect on the Seller.
(iv)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Pool Receivables or Collections with respect thereto other than Permitted Liens, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock-Box Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.
(v)    ERISA and Other Claims. Promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate which would reasonably be expected to have a Material Adverse Effect.
(vi)    Name Changes. At least ten days before any change in the Seller’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.
(vii)    Material Adverse Change. Promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial condition of the Seller, the Servicer or any Originator.
(viii)    Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions. The failure of any representation or warranty to be true under Sections 1(m) or 2(i) of Exhibit III, or the breach of any covenant set forth Sections 1(r), 1(w), 2(n) or 2(p) of Exhibit IV.

(c)    Conduct of Business. The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
(d)    Compliance with Laws. The Seller will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except to the extent where the failure to comply would not reasonably be expected to have a Material Adverse Effect.
(e)    Furnishing of Information and Inspection of Receivables. The Seller will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or any Purchaser Agent may reasonably request. The Seller will, at the Seller’s expense, during regular business hours with prior written notice (i) permit the Administrator and/or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Seller for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Seller’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller (provided that representatives of the Seller are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Seller’s expense, upon prior written notice from the Administrator and/or such Purchaser Agent, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of its books and records with respect to such Receivables, provided, that the Seller shall be required to reimburse the Administrator and Purchaser Agents for only one (1) such audit or visit per year (unless one (1) audit or visit of the Seller, the Originator and the Servicer shall have been previously reimbursed by the Servicer during such year), unless a Termination Event has occurred and is continuing.
(f)    Payments on Receivables, Lock-Box Accounts. The Seller (or the Servicer on its behalf) will, and will cause each Originator to, at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account or a Lock-Box. If any such payments or other Collections are received by the Seller, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrator, the Purchaser Agents and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account. The Seller (or the Servicer on its behalf) will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement. The Seller (or the Servicer on its behalf) will use commercially reasonable efforts to prevent funds other than Collections on Pool Receivables and other Pool Assets from being deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Seller (or the Servicer on its behalf) will within two Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Seller (or the Servicer on its behalf) will use commercially reasonable efforts to prevent the Servicer, any Originator or other Person from, commingling Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds. The Seller shall only add a Lock-Box Account (or the related Lock-Box), or a Lock-Box Bank to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition and an executed and acknowledged copy of a Lock-Box Agreement in form and substance reasonably acceptable to the Administrator from any such new Lock-Box Bank. The Seller shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related Lock-Box) with the prior written consent of the Administrator (which shall not be unreasonably withheld, conditioned or delayed so long as the Seller or the Servicer can provide satisfactory evidence to the Administrator that Obligors of Pool Assets are no longer making payments to such Lock-Box Account (or the related Lock-Box)).
(g)    Sales, Liens, etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Pool Asset, or assign any right to receive income in respect thereof other than, in any case, Permitted Liens.

(h)    Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2 of this Agreement, the Seller will not, and will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract). The Seller shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).
(i)    Change in Business. The Seller will not (i) make any change in the character of its business or (ii) make any change in any Credit and Collection Policy that could reasonably be expected to have a Material Adverse Effect, in the case of either clause (i) or (ii) above, without the prior written consent of the Administrator and the Majority Purchaser Agents. The Seller shall not make any other written change in any Credit and Collection Policy without giving written notice thereof to the Administrator and each Purchaser Agent promptly following such change.
(j)    Fundamental Changes. The Seller shall not, without the prior written consent of the Administrator and the Majority Purchaser Agents, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person other than in accordance with the Transaction Documents or (ii) to be owned by any Person other than Owens Corning Sales or an affiliate thereof. The Seller shall provide the Administrator and each Purchaser with at least 30 days’ prior written notice before making any change in the Seller’s name, location or making any other change in the Seller’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrator and the Purchaser Agents pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof. The Seller will also maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(k)    Change in Payment Instructions to Obligors. The Seller shall not (and shall not permit the Servicer or any Sub-Servicer to) make any change in its (or their) instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Lock-Box Account (or any related Lock-Box) or as otherwise permitted pursuant to the terms of this Agreement, unless the Administrator shall have received (i) prior written notice of such change and (ii) consented to such change in writing.
(l)    Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim other than any Permitted Lien, in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser may reasonably request.
(m)    Certain Agreements. Without the prior written consent of the Majority Purchaser Agents, the Seller will not (and will not permit the Originators to) amend, modify, waive, revoke or terminate the Purchase and Sale Agreement or the Performance Guaranty, or any provision of the Seller’s organizational documents which requires the consent of the “Independent Director” (as defined in the Seller’s LLC Agreement).

(n)    Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).
(ii)    Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Intercompany Loans in accordance with their respective terms, and (B) if no amounts are then outstanding under any Intercompany Loan, the Seller may declare and pay dividends.
(iii)    The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 1.4(b)(ii) and (iv) and 1.4(d) of this Agreement. Furthermore, the Seller shall not pay, make or declare any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.
(o)    Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or the Intercompany Loans, or (iii) form any Subsidiary or make any investments in any other Person.
(p)    Use of Seller’s Share of Collections. The Seller shall apply the Seller’s Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchasers, Purchaser Agents and the Administrator under this Agreement and under the Fee Letters), (ii) the payment of accrued and unpaid interest on the Intercompany Loans and (iii) other legal and valid organizational purposes.
(q)    Further Assurances; Change in Name or Jurisdiction of Origination, etc. (i) The Seller hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrator may reasonably request, to perfect, protect or more fully evidence the purchases or issuances made under this Agreement and/or security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrator (on behalf of the Purchasers) to exercise and enforce the Purchasers’ rights and remedies under this Agreement and any other Transaction Document. Without limiting the foregoing, the Seller hereby authorizes, and will, upon the request of the Administrator, at the Seller’s own expense, execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrator may reasonably request, to perfect, protect or evidence any of the foregoing.
(ii)    The Seller authorizes the Administrator to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Receivables and the Related Security, the related Contracts and the Collections with respect thereto and the other collateral subject to a lien under any Transaction Document without the signature of the Seller. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.
(iii)    The Seller shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization other than in accordance with clause (j) above.
(iv)    The Seller will not change its name, location, identity or corporate structure unless (x) the Administrator and each Purchaser Agent shall have received at least thirty (30) days’

advance written notice of such change, (y) the Seller, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the lien under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrator may request in connection with such change or relocation), and (z) if requested by the Administrator or any Purchaser, the Seller shall cause to be delivered to the Administrator or any Purchaser Agent, an opinion, in form and substance satisfactory to the Administrator and such Purchaser Agent as to such UCC perfection and priority matters as such Person may request at such time.
(r)    Sanctions and Anti-Money Laundering Laws. The Seller will not, directly or knowingly indirectly, permit the proceeds from any Purchase or issuance of Letters of Credit to be used to lend, contribute, provide, or make available to fund, any activity or business with any Sanctioned Person or Sanctioned Country in any manner that will result in any violation by Seller, any of its Subsidiaries or any party hereto of any Anti-Corruption Laws, Anti-Money Laundering Laws or any applicable Sanctions.
(s)    [Reserved].
(t)    Transaction Information. None of the Seller, any Affiliate of the Seller or any third party with which the Seller or any Affiliate thereof has contracted, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Purchaser Agent.
(u)    [Reserved].
(v)    Beneficial Ownership Regulation. Promptly following any change that would result in a change to the status as an excluded “Legal Entity Customer” under (and as defined in) the Beneficial Ownership Regulation, the Seller shall execute and deliver to the Administrator a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Regulation, in form and substance reasonably acceptable to the Administrator.
(w)    Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Seller will, and the Seller will cause each of its Subsidiaries to, (a) maintain in effect and enforce policies and procedures designed to ensure compliance by the Seller and its Subsidiaries with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions and (b) promptly upon the reasonable request of the Administrator or any Purchaser, provide the Administrator or directly to such Purchaser, as the case may be, any information or documentation required for purposes of complying with the Beneficial Ownership Regulation.
(x)    Taxes. The Seller will (i) timely file all income and other material tax returns (federal, state and local) required to be filed by it and (ii) pay, or cause to be paid, all income and other material Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
(y)    Seller’s Tax Status. The Seller will remain a wholly-owned subsidiary of a U.S. Person. The Seller shall not (i) become treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person or (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Seller shall not become subject to any Tax in any jurisdiction outside the United States. The Seller shall not become subject to any material amount of Taxes imposed by a state or local taxing authority.
2.    Covenants of the Servicer. At all times from the Restatement Date until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, the date the Aggregate LC Participation Amount is cash collateralized in full or the date all other amounts (other than contingent, unasserted indemnification claims) owed by the Seller or the Servicer under this

Agreement to any Purchaser, any Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:
(a)    Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Servicer shall furnish to the Administrator and each Purchaser Agent:
(i)    Compliance Certificates. (a) A compliance certificate promptly upon completion of the annual report of the Performance Guarantor and in no event later than 90 days after the close of the Performance Guarantor’s fiscal year, in form and substance substantially similar to Annex D signed by its chief accounting officer or treasurer solely in their capacities as officers of the Servicer stating that no Termination Event or Unmatured Termination Event exists, or if any Termination Event or Unmatured Termination Event exists, stating the nature and status thereof, and (b) within 45 days after the close of each fiscal quarter of the Servicer, a compliance certificate in form and substance substantially similar to Annex D.
(ii)    Information Packages. As soon as available and in any event not later than two Business Days prior to the Monthly Settlement Date, an Information Package as of the most recently completed calendar month.
(iii)    Other Information. Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request.
(b)    Notices. The Servicer will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly (but in no event later than five (5) Business Days) after any executive or senior managing officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)    Notice of Termination Events or Unmatured Termination Events. A statement of any officer of the Servicer setting forth details of any Termination Event or Unmatured Termination Event and the action which the Servicer proposes to take with respect thereto.
(ii)    Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Pool Receivables.
(iii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which may have a Material Adverse Effect on the Servicer.
(iv)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Pool Receivables or Collections with respect thereto other than Permitted Liens, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock-Box Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.
(v)    ERISA. Promptly after the filing or receiving thereof notice of and, upon the request of the Administrator, copies of all reports and notices that Owens Corning or any Affiliate of Owens Corning files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that such Person or any of its Affiliates receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Person or any Affiliate of Owens Corning is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on Owens Corning and/or any such Affiliate which could reasonably be expected to have a Material Adverse Effect.
(vi)    Name Changes. At least ten days before any change in any Originator’s or the Seller’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.
(vii)    Material Adverse Change. A material adverse change in the business, operations, property or financial or other condition of any Originator.
(viii)    Other Debt Default. A default or any event of default under any Material Debt.
(ix)    Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions. The failure of any representation or warranty to be true under Sections 1(m) or 2(i) of Exhibit III, or the breach of any covenant set forth Sections 1(r), 1(w), 2(n) or 2(p) of Exhibit IV.
(c)    Conduct of Business. The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise and any other field reasonably related thereto, as it is presently conducted and will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.
(d)    Compliance with Laws. The Servicer will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
(e)    Furnishing of Information and Inspection of Receivables. The Servicer will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or any Purchaser Agent may reasonably request. The Servicer will, at the Servicer’s expense, during regular business hours with prior written notice, (i) permit the Administrator and/or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Servicer for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon prior written notice from the Administrator or such Purchaser Agent, permit certified public accountants or other auditors acceptable to the Administrator to conduct, a review of its books and records with respect to such Receivables; provided, that the Servicer shall be required to reimburse the Administrator and the Purchaser Agents for only one (1) such audit or visit per year (unless one (1) audit or visit of the Seller, the Originator and the Servicer shall have been previously reimbursed by the Seller during such year) unless a Termination Event has occurred and is continuing.
(f)    Payments on Receivables, Lock-Box Accounts. The Servicer will at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account or a Lock-Box. If any such payments or other Collections are received by the Servicer, the Seller or an Originator, it shall hold such payments in trust for the benefit of the Administrator, the Purchaser Agents and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account. The Servicer will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement. The Servicer shall use commercially reasonable efforts to prevent funds other than Collections on Pool Receivables and other Pool Assets from being deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Servicer will within two Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Servicer will use commercially reasonable efforts to not commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds. The Servicer shall only add, a Lock-Box Account (or the related Lock-Box), or a Lock-Box Bank to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition and an executed and acknowledged copy of a Lock-Box Agreement in form and substance reasonably acceptable to the Administrator from any such new Lock-Box Bank. The Servicer shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related Lock-Box) with the prior written consent of the Administrator (which shall not be unreasonably withheld, conditioned or delayed so long as the Seller or the Servicer can provide satisfactory evidence to the Administrator that Obligors of Pool Assets are no longer making payments to such Lock-Box Account (or the related Lock-Box)).
(g)    Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2 of this Agreement, the Servicer will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract). The Servicer shall at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).
(h)    Change in Business. The Servicer will not make any change in any Credit and Collection Policy that could reasonably be expected to have a Material Adverse Effect without the prior written consent of the Administrator and the Majority Purchaser Agents. The Servicer shall not make any other written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.
(i)    Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(j)    Change in Payment Instructions to Obligors. The Servicer shall not make any change in its instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Lock-Box Account (or any related Lock-Box) or as otherwise permitted pursuant to the terms of this Agreement, unless the Administrator shall have received (i) prior written notice of such change and (ii) consented to such change in writing.
(k)    Ownership Interest, Etc. The Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim other than Permitted Liens, in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator may reasonably request.
(l)    Further Assurances; Change in Name or Jurisdiction of Origination, etc. The Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrator may reasonably request, to perfect, protect or more fully evidence the purchases or issuances made under this Agreement and/or security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrator (on behalf of the Purchasers) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the

Servicer hereby authorizes, and will, upon the request of the Administrator, at the Servicer’s own expense, execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrator may reasonably request, to perfect, protect or evidence any of the foregoing.
(m)    Transaction Information. None of the Servicer, any Affiliate of the Servicer or any third party contracted by the Servicer or any Affiliate thereof, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Purchaser Agent.
(n)    Sanctions and Anti-Money Laundering Laws. The Servicer will not, directly or knowingly indirectly, permit the proceeds from any Purchase or issuance of Letters of Credit to be used to lend, contribute, provide, or make available to fund, any activity or business with any Sanctioned Person or Sanctioned Country in any manner that will result in any violation by Servicer, any of its Subsidiaries or any party hereto of any Anti-Corruption Laws, Anti-Money Laundering Laws or any applicable Sanctions.
(o)    EU Risk Retention. Owens Corning Sales shall perform each of its covenants set forth in Schedule VI to this Agreement (EU Risk Retention Provisions).
(p)    Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Seller will, and the Seller will cause each of its Subsidiaries to, (a) maintain in effect and enforce policies and procedures designed to ensure compliance by the Seller and its Subsidiaries with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions and (b) promptly upon the reasonable request of the Administrator or any Purchaser, provide the Administrator or directly to such Purchaser, as the case may be, any information or documentation required for purposes of complying with the Beneficial Ownership Regulation.
(q)    Taxes. The Servicer will (i) timely file all income and other material federal, state, and other tax returns required to be filed by it and (ii) pay, or cause to be paid, all income and other material federal, state, and other Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
(r)    Seller’s Tax Status. The Seller will remain a wholly-owned subsidiary of a U.S. Person. The Seller shall not (i) become treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person or (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Seller shall not become subject to any Tax in any jurisdiction outside the United States. The Seller shall not become subject to any material amount of Taxes imposed by a state or local taxing authority.
3.    Separate Existence. Each of the Seller and the Servicer hereby acknowledges that the Purchasers, the Purchaser Agents and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from any Originator, the Servicer, Owens Corning and their Affiliates. Therefore, from and after the Original Closing Date, each of the Seller and Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrator, any Purchaser Agent or any Purchaser to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Owens Corning, the Originators, the Servicer and any other Person, and is not a division of Owens Corning, the Originators, the Servicer, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and Owens Corning shall take such actions as shall be required in order that:
(a)    The Seller will be a limited liability company whose primary activities are restricted in its LLC Agreement to: (i) purchasing or otherwise acquiring from the Originator, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents), and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;
(b)    The Seller shall not engage in any business or activity except as set forth in this Agreement nor, incur any indebtedness or liability other than as expressly permitted by the Transaction Documents;
(c)    (i) Not less than one member of the Seller’s board of directors (the “Independent Director”) shall be a natural person (A) who is not, and has not been at any time during the five (5) years preceding such person’s initial appointment: (1) a direct, indirect or beneficial stockholder, equityholder, officer, director (other than the Independent Director), employee, member, manager, attorney, partner, affiliate, or supplier of Seller, Owens Corning, any Originator, the Servicer or any of their respective Affiliates (the “Owens Corning Group”); provided, that indirect stock ownership of any member of the Owens Corning Group by any person through a mutual fund or similar diversified investment pool shall not disqualify such person from being an Independent Director unless such person maintains direct or indirect control of the investment decisions of such mutual fund or similar diversified investment pool, (2) a customer of, supplier to or other person who derives more than 1% of its purchases or revenues from its activities with any member of the Owens Corning Group; (3) a trustee, conservator or receiver for any member of the Owens Corning Group; (4) a person or other entity controlling, controlled by or under common control with any such equity holder, partner, member, manager, customer, supplier or other person; or (5) a member of the immediate family of any such equityholder, director, officer, employee, member, manager, partner, customer, supplier or other person and (B) (1) who has (x) prior experience as an independent director for a corporation or an independent manager of a limited liability company whose charter documents required the unanimous consent of all independent director or independent managers thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and (2) is (x) an employee of a Recognized Service Provider or (y) reasonably acceptable to the Administrator and each Purchaser Agent (such acceptability of any Independent Director appointed after the date hereof must be evidenced in writing signed by the Administrator and each Purchaser Agent). Under this clause (c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. (ii) The limited liability company agreement of the Seller shall provide that: (A) the Seller’s board of managers or other governing body shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director;
(d)    The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, Owens Corning, any Originator, the Servicer or any of their respective Affiliates;
(e)    The Seller shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents, including, without limitation, paragraph (k) of Exhibit V;
(f)    The Seller shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;
(g)    Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller, and to the extent that Seller shares the same officers or other employees as Owens

Corning (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller’s funds;
(h)    The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. The Seller will not incur any indirect or overhead expenses for items shared with Owens Corning (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that Owens Corning shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;
(i)    The Seller’s operating expenses will not be paid by Owens Corning, any Originator or any Affiliate thereof;
(j)    The Seller will have its own separate stationery;
(k)    The Seller’s books and records will be maintained separately from those of Owens Corning and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of Seller;
(l)    All financial statements of Owens Corning or any Affiliate thereof that are consolidated to include the Seller will disclose that (i) the Seller’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to certain purchasers party to this Agreement, (ii) the Seller is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Seller’s assets prior to any assets or value in the Seller becoming available to the Seller’s equity holders and (iii) the assets of the Seller are not available to pay creditors of Owens Corning or any other Affiliates of Owens Corning or the Originators;
(m)    The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of Owens Corning or any Affiliates thereof;
(n)    The Seller will strictly observe corporate formalities in its dealings with Owens Corning or any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of Owens Corning or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which Owens Corning or any Affiliate thereof (other than Owens Corning Sales in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of Owens Corning or any Subsidiaries or other Affiliates thereof. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;
(o)    The Seller will maintain arm’s-length relationships with Owens Corning (and any Affiliates thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller on the one hand, nor Owens Corning, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and Owens Corning will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity; and
(p)    The Seller shall have a separate area from Owens Corning for its business (which may be located at the same address as such entities) and to the extent that any other such entity has offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses.

EXHIBIT V
TERMINATION EVENTS
Each of the following shall be a “Termination Event”:
(a)    (i) the Seller, an Originator, the Performance Guarantor, or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document, and, except as otherwise provided herein, such failure, solely to the extent capable of cure, shall continue for 30 days after knowledge or written notice thereof by the Administrator, (ii) the Seller, an Originator, or the Servicer shall fail to make when due (x) any payment in reduction of Aggregate Capital or any deposit of Collections required hereunder or under any other Transaction Document and such failure shall continue unremedied for one (1) Business Day or (y) any payment for any other amounts owing hereunder or under any other Transaction Document and such failure shall continue unremedied for five (5) Business Days or (iii) Owens Corning Sales shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrator shall have been appointed;
(b)    any representation or warranty made or deemed made by the Seller, the Performance Guarantor, any Originator or the Servicer (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document (other than any deemed representation or warranty made on the date of any reinvestment that no Unmatured Termination Event has occurred and is continuing), or any information or report delivered by the Seller, the Performance Guarantor, any Originator or the Servicer pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered (unless such representation or warranty relates solely to one or more specific Pool Receivables and the relevant Originator or the Servicer makes a payment with respect to such Pool Receivable to the extent required under Section 3.3 of the Purchase and Sale Agreement or otherwise under any other Transaction Document);
(c)    the Seller or the Servicer shall fail to deliver the Information Package pursuant to this Agreement, and such failure shall remain unremedied for two Business Days;
(d)    this Agreement or any purchase or reinvestment pursuant to this Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim other than Permitted Liens, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim other than Permitted Liens;
(e)    the Seller, the Performance Guarantor or the Servicer shall generally not pay its debts as such debts become due (unless such debts are the subject of a bona fide dispute as to liability or amount), or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, the Performance Guarantor, the Servicer or any Originator seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, the Performance Guarantor, the Servicer or any Originator shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;
(f)    (i) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 2.50%, (B) the Delinquency Ratio shall exceed 7.50% or (C) the Dilution Ratio shall exceed 6.50% or (ii) the Days’ Sales Outstanding shall exceed 60.0;

(g)    a Change in Control shall occur;
(h)    as of the last day of any Settlement Period (i) the sum of (A) the Aggregate Capital, plus the Adjusted LC Participation Amount, plus (B) the Total Reserves exceeds (ii) the sum of (A) the Accrual Adjusted Net Receivables Pool Balance at such time, plus (B) the Purchasers’ Share of the amount of Collections then on deposit in the Lock-Box Accounts (other than amounts set aside therein representing Discount and fees), and such circumstance shall not have been cured within two Business Days;
(i)    the Performance Guarantor or any of its Subsidiaries shall fail to pay (i) any principal of or premium or interest on any of its Material Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Material Debt, (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Material Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Material Debt, or (iii) any such Material Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Material Debt shall be required to be made, in each case before the stated maturity thereof;
(j)     (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien on any of the assets of Seller, any Originator or any ERISA Affiliate under Section 303(k) of ERISA and such failure is not cured and any related lien released within 30 days or (ii) either the Internal Revenue Service or the Pension Benefit Guaranty Corporation shall have filed one or more notices of lien asserting a claim or claims pursuant to the Internal Revenue Code, or ERISA, as applicable, against the assets of the Seller or any Originator or any ERISA Affiliate in an amount in excess of $2,500,000 and such lien is not released within 30 days;
(k)    the Seller or Owens Corning shall fail to (x) at any time (other than for fifteen Business Days following the death or resignation of any Independent Director) have an Independent Director, that satisfies each element of the definition of Independent Director, on the Seller’s board of directors or (y) notify the Administrator and each Purchaser Agent of any replacement or appointment of any director that is to serve as an Independent Director on the Seller’s board of directors within five (5) Business Days of such replacement or appointment;
(l)    any Letter of Credit is drawn upon and is not fully reimbursed by the Seller, or funded by the Conduit Purchasers or Related Committed Purchasers, within two (2) Business Days from the date of such draw (or, if later, the date upon which the applicable LC Bank gave the Seller notice of such drawing in accordance with Section 1.14(b));
(m)    any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any of the Seller, the Servicer, Owens Corning or any Originator shall so state in writing;
(n)    a Servicer Default shall have occurred;
(o)    one or more judgments or decrees shall be entered against the Seller, Owens Corning or any Subsidiary of Owens Corning involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments equals or exceeds $200,000,000 (or solely with respect to the Seller, $13,475);
(p)    the Owens Corning Credit Agreement Financial Covenant shall at any time be breached; provided, if, after the Restatement Date, the Owens Corning Credit Agreement Financial Covenant (or any of the defined terms used in connection with such covenant) is amended, amended and restated, modified or waived, then the test set forth in this clause (x) or the defined terms used therein, as applicable, shall, for all purposes of this Agreement, automatically and without further action on the part of any Person, be deemed to be also so amended, modified or waived, if at the time of the effectiveness of such amendment, amendment and restatement, modification or waiver, (i) each Related Committed Purchaser (or an Affiliate thereof) and each LC Bank (or an Affiliate thereof) is a party to the Owens Corning Credit Agreement and (ii) such amendment, modification or waiver is consummated in accordance with the terms of the Owens Corning Credit Agreement; or
(q)    any representation or warranty made or deemed made under Sections 1(m) or 2(i) of Exhibit III, shall prove to be incorrect or untrue or the Seller, the Servicer, Owens Corning or any of their respective Subsidiaries shall fail to comply with any covenant set forth Sections 1(r), 1(w), 2(n) or 2(p) of Exhibit IV.

EXHIBIT VI
TRANCHED CAPITAL PURCHASER

The Seller and the Administrator acknowledge that the Capital purchased by any Tranched Capital Purchaser shall be deemed to consist of a “Class A” interest in such Capital and a “Class B” interest in such Capital. The Class B interest shall be subordinate to the Class A interest. Except as specifically set forth herein, none of the Seller, the Servicer, the Performance Guarantor, the Administrator, the Purchasers or any other Affected Person shall have any obligations under this Agreement or any other Affected Person with respect to the tranching of the Capital made by any Tranched Capital Purchaser into Class A interests and Class B interests or any other matter related thereto; provided, that, in no event shall the obligations of the Seller under the Transaction Documents be increased in any respect as a result thereof. A Tranched Capital Purchaser’s (i) Class A interest shall initially consist of 85% of the Capital purchased by it hereunder and (ii) Class B interest shall initially consist of 15% of the Capital purchased by it hereunder; provided, that, any Tranched Capital Purchaser may upon notice to its Purchaser Agent modify the percentages of its Capital constituting Class A interests and Class B interests, respectively, so long as the respective percentages equal 100% of such Tranched Capital Purchaser’s Capital.
The Administrator, Servicer and the Seller acknowledge that (i) all payments of the portion of Capital owing to any Tranched Capital Purchaser on each Settlement Date in respect of the Capital purchased by such Tranched Capital Purchaser hereunder shall be deemed to be allocated (x) first to such Tranched Capital Purchaser’s Class A interest, until the outstanding Capital allocated to the Class A interest is reduced to zero and (y) second to such Tranched Capital Purchaser’s Class B interest, until the Class B interest is reduced to zero, and (ii) all payments constituting Discount and Fees made to such Tranched Capital Purchaser’s on each Settlement Date in respect of the Capital purchased by it hereunder shall be deemed to be allocated to such Tranched Capital Purchaser’s Class A interest and such Tranched Capital Purchaser’s Class B interest, pro rata, based on the amount of outstanding Capital of such Tranched Capital Purchaser’s Class A interest and Class B interest on such Settlement Date. It is understood and agreed that, notwithstanding anything in this Agreement to the contrary, (i) none of the Seller, the Servicer, the Performance Guarantor, the Administrator, the Purchasers or any other Affected Person shall be responsible for the calculation of any amounts due to any Tranched Capital Purchaser’s Class A interest or Class B interest, respectively, or the outstanding amount of any Tranched Capital Purchaser’s Class A interest or Class B interest and such amounts shall not appear on any Information Package or other report provided by the Administrator, the Servicer or the Seller and (ii) the Administrator shall send one combined payment to the applicable Purchaser Agent for any Tranched Capital Purchaser(s) representing amounts due to the Purchasers in such Purchaser Group on the related Settlement Date to the extent provided for in, and in accordance with, this Agreement.